Filed Pursuant to Rule 424(b)(3)
Registration No. 333-239732

Prospectus

LEVI STRAUSS & CO.

Offer to Exchange

all outstanding unregistered 5.00% Senior Notes due 2025

($500,000,000 aggregate principal amount outstanding)

for

5.00% Senior Notes due 2025

($500,000,000 aggregate principal amount)

which have been registered under the Securities Act of 1933

The Exchange Offer

•	Expires 5:00 p.m., New York City time on August 12, 2020, unless extended.

•	Not conditional upon any minimum principal amount of outstanding unregistered 5.00% Senior Notes due 2025 (the “old notes”) being tendered for exchange.

•	All old notes that are validly tendered and not validly withdrawn will be exchanged.

•	Tenders of old notes may be withdrawn any time prior to 5:00 p.m., New York City time on the date of the expiration of the exchange offer.

•	The exchange of old notes will generally not be a taxable exchange for U.S. federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.

The Exchange Notes

•

The terms of the exchange notes (the “exchange notes”) to be issued in the exchange offer for old notes are substantially similar to the old notes, except, in each case, for transfer restrictions and registration rights relating to the old notes.

Resale of Exchange Notes

•	We do not intend to apply for a listing of the exchange notes on any securities exchange or an automated dealer quotation system.

•

The exchange notes will be part of a series of notes for which certain dealers currently make a market. However, there can be no assurance as to the continuance or liquidity of any market for the exchange notes.

See “Risk Factors” beginning on page 11 for a discussion of factors that you should consider before tendering your old notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge by way of letter of transmittal that it will deliver a prospectus in connection with any resale of exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, such broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the consummation of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. Please Read “Plan of Distribution.”

The date of this prospectus is July 13, 2020.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) a registration statement on Form S-4 under the Securities Act of 1933 (the “Securities Act”) relating to the exchange offer that includes important business and financial information about us that is not included in or delivered with this prospectus. This prospectus does not contain all of the information included in the registration statement. This information is available from us without charge to holders of old notes as specified below. If we have made references in this prospectus to any contracts, agreements or other documents and also filed any of those contracts, agreements or documents as exhibits to the registration statement, you should read the relevant exhibit for a more complete understanding of the document or matter involved.

You may read and copy the registration statement, including the attached exhibits, and any report, statements or other information that we file at the SEC at www.sec.gov.

You may request a copy of any of our filings with the SEC, or any of the agreements or other documents that constitute exhibits to those filings, at no cost, by writing or telephoning us at the following address or phone number:

Levi Strauss & Co.

1155 Battery Street

San Francisco, California 94111

Attention: Investor Relations

Telephone: (800) 438-0349 or (415) 501-6000

To obtain timely delivery of any of our filings, agreements or other documents, you must make your request to us no later than five business days before the expiration date of the exchange offer. The exchange offer will expire at 5:00 p.m., New York City time on August 12, 2020 (the “expiration date”). The exchange offer can be extended by us in our sole discretion. See the caption “The Exchange Offer” for more detailed information.

You should rely only on the information provided in this prospectus. No person has been authorized to provide you with different information. The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

Any old notes not tendered and accepted in the exchange offer will remain outstanding. To the extent old notes are tendered and accepted in the exchange offer, a holder’s ability to sell untendered old notes could be adversely affected. Following consummation of the exchange offer, the holders of old notes will continue to be subject to the existing restrictions upon transfer thereof and we will have fulfilled one of our obligations under the registration rights agreement. Holders of old notes who do not tender their notes generally will not have any further registration rights under the registration rights agreement or otherwise.

FORWARD-LOOKING STATEMENTS

Except for the historical information contained or incorporated by reference in this prospectus, certain matters discussed in this prospectus, including (without limitation) statements under “Summary” and “Risk Factors” and in our Annual Report on Form 10-K for the year ended November 24, 2019 and our Quarterly Reports on Form 10-Q for the three months ended February 23, 2020 and May 24, 2020, all of which are incorporated by reference in this prospectus, under “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Although we believe that, in making any such statements, our expectations are based on reasonable assumptions, any such statement may be influenced by factors that could cause actual outcomes and results to be materially different from those projected.

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These forward-looking statements include statements relating to our anticipated financial performance and business prospects, including debt reduction, currency values and financial impact, foreign exchange counterparty exposures, the impact of pending legal proceedings, adequate liquidity levels, dividends, and/or statements preceded by, followed by or that include the words “believe,” “will,” “so we can,” “when,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “could,” “plans,” “seeks,” and similar expressions. These forward-looking statements speak only as of the date stated, and we do not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, even if experience or future events make it clear that any expected results expressed or implied by these forward-looking statements will not be realized. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these expectations may not prove to be correct or we may not achieve the financial results, savings or other benefits anticipated in the forward-looking statements. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties, some of which may be beyond our control. These risks and uncertainties, including those disclosed under “Risk Factors” in this prospectus and in our other filings with the SEC, could cause actual results to differ materially from those suggested by the forward-looking statements and include, without limitation:

•

changes in general economic and financial conditions, and the resulting impact on the level of discretionary consumer spending for apparel and pricing trend fluctuations, and our ability to plan for and respond to the impact of those changes;

•

the potential impact of COVID-19 on both our projected customer demand and supply chain, as well as our consolidated financial position, consolidated results of operations, and consolidated cash flows in fiscal 2020;

•	the risk of future non-cash asset impairment charges, including to goodwill, operating right-of-use assets and/or other store assets;

•	expected impact from benefits related to the Coronavirus Aid, Relief, and Economic Security Act enacted in March 2020;

•	the impact of the United Kingdom’s withdrawal from the European Union;

•

our ability to effectively manage any global productivity and outsourcing actions as planned, which are intended to increase productivity and efficiency in our global operations, take advantage of lower-cost service-delivery models in our distribution network and streamline our procurement practices to maximize efficiency in our global operations, without business disruption or mitigation to such disruptions;

•

consequences of impacts to the businesses of our wholesale customers, including significant store closures or a significant decline in a wholesale customer’s financial condition leading to restructuring actions, bankruptcies, liquidations or other unfavorable events for our wholesale customers, caused by factors such as inability to secure financing, decreased discretionary consumer spending, inconsistent foot and online traffic patterns and an increase in promotional activity as a result of decreased foot and online traffic, pricing fluctuations, general economic and financial conditions and changing consumer preferences;

•

our and our wholesale customers’ decisions to modify strategies and adjust product mix and pricing, and our ability to manage any resulting product transition costs, including liquidating inventory or increasing promotional activity;

•

our ability to purchase products through our independent contract manufacturers that are made with quality raw materials and our ability to mitigate the variability of costs related to manufacturing, sourcing, and raw materials supply and to manage consumer response to such mitigating actions;

•

our ability to gauge and adapt to changing U.S. and international retail environments and fashion trends and changing consumer preferences in product, price-points, as well as in-store and digital shopping experiences;

•	our ability to respond to price, innovation and other competitive pressures in the global apparel industry, on and from our key customers and in our key markets;

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•	our ability to increase the number of dedicated stores for our products, including through opening and profitably operating company-operated stores;

•	consequences of foreign currency exchange and interest rate fluctuations;

•	our ability to successfully prevent or mitigate the impacts of data security breaches;

•	our ability to attract and retain key executives and other key employees;

•	our ability to protect our trademarks and other intellectual property;

•	the impact of the variables that affect the net periodic benefit cost and future funding requirements of our postretirement benefits and pension plans;

•	our dependence on key distribution channels, customers and suppliers;

•	our ability to utilize our tax credits and net operating loss carryforwards;

•	ongoing or future litigation matters and disputes and regulatory developments;

•

the impact of the Tax Cut and Jobs Act in the United States, including related changes to our deferred tax assets and liabilities, tax obligations and effective tax rate in future periods, as well as the charge recorded in fiscal 2018;

•

changes in or application of trade and tax laws, potential increases in import tariffs or taxes and the potential withdrawal from or renegotiation or replacement of the North America Free Trade Agreement; and

•	political, social and economic instability, or natural disasters, in countries where we or our customers do business.

For more information on these and other factors, see “Risk Factors” in our Annual Report on Form 10-K for the year ended November 24, 2019 and our Quarterly Reports on Form 10-Q for the three months ended February 23, 2020 and May 24, 2020. We caution prospective investors not to place undue reliance on these forward-looking statements. All subsequent written and oral forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements and the risk factors contained throughout this prospectus.

We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, prospects, business strategy and financial needs. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, assumptions and other factors described under “Risk Factors” and elsewhere in this prospectus and in the documents incorporated herein by reference. These risks are not exhaustive. Other sections of this prospectus include additional factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus and in the documents incorporated herein by reference. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

The forward-looking statements made in this prospectus relate only to events as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements after the date of this prospectus or to conform such statements to actual results or revised expectations, except as required by law.

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SUMMARY

This summary contains basic information about our company and the exchange offer. This summary highlights selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding to exchange your old notes for exchange notes. For a more complete understanding of our company and this offering, you should read this entire prospectus, including “Risk Factors” and the financial information and the notes thereto included herein. Unless otherwise indicated or required by the context, the terms “we,” “our,” “us” and the “Company” refer to Levi Strauss & Co. and all of its subsidiaries that are consolidated under U.S. GAAP and all references to financial results or data for a particular year are to our fiscal years.

Our Company

From our California Gold Rush beginnings, we have grown into one of the world’s largest brand-name apparel companies. A history of responsible business practices, rooted in our core values, has helped us build our brands and engender consumer trust around the world. Under our Levi’s®, Dockers®, Signature by Levi Strauss & Co.™ and Denizen® brands, we design, market and sell—directly or through third parties and licensees—products that include jeans, casual and dress pants, tops, shorts, skirts, jackets, footwear, and related accessories for men, women and children around the world.

Our Global Reach

Our products are sold in more than 110 countries, grouped into three geographic regions that comprise our three operating segments: the Americas, Europe and Asia (which includes the Middle East and Africa). We service our customers through our global infrastructure, developing, sourcing and marketing our products around the world. Although our brands are recognized as authentically “American,” we derive approximately half of our net revenues from outside the United States.

Our products are sold in over 50,000 retail locations worldwide, including approximately 3,200 brand-dedicated retail stores and shop-in-shops. In the United States, chain retailers and department stores are the primary distribution channels for our Levi’s® and Dockers® products. Outside the United States, department stores, specialty retailers, franchised or other brand-dedicated stores and shop-in-shops have traditionally been our primary distribution channels. Levi’s® and Dockers® products are also sold through our brand-dedicated company-operated retail stores and through the e-commerce sites we operate, as well as the e-commerce sites operated by certain of our key wholesale customers and other third parties. We distribute Signature by Levi Strauss & Co.™ and Denizen® brand products primarily through mass channel retailers in the Americas.

Failure to Exchange Your Old Notes

In this prospectus, we refer to the $500.0 million principal amount of unregistered 5.00% Senior Notes due 2025 that we issued in April 2020 as the old notes. The old notes which you do not tender or we do not accept will, following the exchange offer, continue to be restricted securities under the Securities Act. Therefore, you may only transfer or resell them in a transaction registered under or exempt from the Securities Act and applicable state securities laws. We will issue the exchange notes in exchange for the old notes under the exchange offer only following the satisfaction of the procedures and conditions described under the caption “The Exchange Offer.”

Because we anticipate that most holders of the old notes will elect to exchange their old notes, we expect that the liquidity of the markets, if any, for any old notes remaining after the completion of the exchange offer will be substantially limited. Any old notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount outstanding of the old notes.

Corporate Information

Levi Strauss & Co. was founded in San Francisco, California in 1853 and incorporated in Delaware in 1970. We conduct our operations outside the United States through foreign subsidiaries. We have headquarters in San Francisco, Brussels and Singapore. Our primary corporate office is located at Levi’s Plaza, 1155 Battery Street, San Francisco, California 94111, and our main telephone number is (415) 501-6000. Our website address is www.levistrauss.com. The information on our website is not a part of this prospectus.

The Exchange Notes

The summary below describes the principal terms of the exchange notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Exchange Notes” section of this prospectus contains a more detailed description of the terms and conditions of the exchange notes. In this summary, “notes” refers to both our old notes and the exchange notes.

Issuer	Levi Strauss & Co.

Notes Offered	$500,000,000 aggregate principal amount of 5.00% Senior Notes due 2025 and registered under the Securities Act (the “exchange notes”). The exchange notes offered hereby and the old notes form a part of the same series as our of 5.00% Senior Notes due 2025 that we issued on April 27, 2015, in the aggregate principal amount of $500 million (the “2025 Notes”). The exchange notes, the old notes and the 2025 Notes will be treated as a single class for all purposes under the Indenture under which they were issued, including, without limitation, waivers, amendments, redemptions, and offers to purchase. As used in this prospectus, the exchange notes, the old notes and the 2025 Notes are collectively referred to as the “Senior Notes.”

Maturity Date	May 1, 2025.

Interest	Interest on the exchange notes will accrue at a rate of 5.00% per annum and will be payable semi-annually in cash in arrears on May 1 and November 1 of each year. We will pay interest to those persons who are holders of record as of the date the exchange notes are issued and thereafter on the April 15 and October 15 immediately preceding each interest payment date.

Denominations	The exchange notes will be issued on the issue date in global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Ranking	The exchange notes will be general senior obligations of Levi Strauss & Co. and will:

•	rank equally in right of payment to all our existing and future senior unsecured debt (including the 2025 Notes and the 2027 Notes (as defined herein));

•	rank senior in right of payment to our future debt that is expressly subordinated in right of payment to the notes;

•	be effectively subordinated to our secured indebtedness, including indebtedness under our revolving credit facility, to the extent of the value of the collateral securing such indebtedness; and

•	be structurally subordinated to all of the existing and future liabilities, including trade payables, of our subsidiaries.

As of May 24, 2020, we had $1.8 billion of debt outstanding, $300 million of which was secured, and unused availability under the credit facility was $448 million, which, if borrowed, would be secured debt. In addition, as of May 24, 2020, our subsidiaries had approximately $1.8 billion of liabilities, including trade payables, but excluding intercompany obligations.

Optional Redemption	On or after May 1, 2020, we may redeem some or all of the exchange notes at any time at the redemption prices described in the section “Description of Exchange Notes—Optional Redemption” plus accrued interest, if any, to the redemption date. Prior to such dates, we may redeem some or all of the exchange notes at a redemption price of 100% of the principal amount plus accrued and unpaid interest, if any, to the redemption date, plus a “make-whole” premium.

Change of Control	If we experience certain kinds of changes of control, we must offer to purchase the exchange notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase. For more details, see the section “Description of Exchange Notes—Change of Control.”

Certain Covenants	The indenture contains covenants that limit, among other things, our ability and the ability of some of our subsidiaries to:

•	incur additional debt;

•	pay dividends or make other restricted payments;

•	consummate specified asset sales;

•	enter into transactions with affiliates;

•	incur liens;

•	impose restrictions on the ability of a subsidiary to pay dividends or make payments to us and our restricted subsidiaries;

•	merge or consolidate with any other person; and

•	sell, assign, transfer, lease convey or otherwise dispose of all or substantially all of our assets or the assets of our restricted subsidiaries.

If the exchange notes receive and maintain an investment grade rating by both Standard & Poor’s Ratings Service and Moody’s Investors Service, Inc. and we and our restricted subsidiaries are and remain in compliance with the indenture governing the notes, we and our restricted subsidiaries will not be required to comply with particular covenants contained in the indenture. For a more detailed description on covenants contained in the indenture, see “Description of Exchange Notes—Certain Covenants.”

Market for the Exchange Notes	We do not intend to apply for a listing of the exchange notes on any securities exchange or an automated dealer quotation system. If issued, the exchange notes are expected to become fungible with the 2025 Notes. Certain dealers currently make a market in the 2025 Notes. Accordingly, we expect that the market-making activities will extend to the exchange notes once they become fungible with the 2025 Notes. However, there can be no assurance as to the continuance or liquidity of any market for the 2025 Notes or the exchange notes.

RISK FACTORS

See “Risk Factors,” which begins on page 11, for a discussion of certain factors that should be considered by prospective investors in evaluating an investment in the exchange notes.

THE EXCHANGE OFFER

The $500.0 million unregistered old notes were issued in a private placement. In this exchange offer, we are offering to exchange, for your old notes, exchange notes which are substantially similar in all material respects to the old notes except that the exchange notes have been registered under the Securities Act and certain transfer restrictions and registration rights relating to the old notes do not apply to the exchange notes.

Registration rights agreement	In connection with the issuance of the $500.0 million of old notes on April 17, 2020, we entered into a registration rights agreement with the initial purchasers with respect to the old notes in which we agreed, among other things, to complete an exchange offer.

You may exchange your old notes for exchange notes, which have substantially similar terms to your old notes. The exchange offer satisfies your rights and our obligations under the registration rights agreement. After the exchange offer is over, you will not be entitled to any exchange or registration rights with respect to your old notes.

The exchange offer	We are offering to exchange up to $500.0 million aggregate principal amount of old notes for up to $500.0 million aggregate principal amount of exchange notes.

You may exchange old notes only in a minimum denomination of $2,000 and integral multiples of $1,000 principal amount in excess thereof.

Purpose and effect	The purpose of the exchange offer is to give you the opportunity to exchange your old notes for exchange notes that have been registered under the Securities Act.

Resale	Except as indicated in this prospectus, we believe that the exchange notes may be offered for resale, resold and otherwise transferred without compliance with the registration and prospectus delivery requirements of the Securities Act provided that:

•	you are acquiring the exchange notes in the ordinary course of your business;

•	you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of the exchange notes;

•	you are not a broker-dealer who purchased the old notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act; and

•	you are not our “affiliate,” as defined in Rule 405 under the Securities Act.

Our belief is based on existing interpretations of the Securities Act by the staff of the SEC set forth in several no-action letters to third parties. We do not intend to seek a no-action letter, and there is no assurance that the staff of the SEC would make a similar determination with respect to the exchange notes. If this interpretation is inapplicable, and you transfer any exchange notes without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from such requirements, you may incur liability under the Securities Act. We do not assume, or indemnify holders against, such liability. See “The Exchange Offer—Resales of Exchange Notes.”

Each broker-dealer that is issued exchange notes for its own account in exchange for old notes that were acquired by the broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. To the extent described in “Plan of Distribution,” a broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the exchange notes.

Expiration of the exchange offer; withdrawal of tender	The exchange offer will expire at 5:00 p.m., New York City time, on August 12, 2020, or a later date and time to which we may extend it. We do not currently intend to extend the expiration of the exchange offer. You may withdraw your tender of old notes pursuant to the exchange offer at any time before expiration of the exchange offer. Any old notes not accepted for exchange for any reason will be returned without expense to you promptly after the expiration or termination of the exchange offer.

Conditions to the exchange offer	We will not be required to accept old notes for exchange:

•	if the exchange offer would be unlawful or would violate any interpretation of the SEC staff; or

•	if any legal action has been instituted or threatened that would impair our ability to proceed with the exchange offer.

The exchange offer is not conditioned on any minimum aggregate principal amount of old notes being tendered. Please read “The Exchange Offer—Conditions” for more information about the conditions to the exchange offer.

Procedures for tendering old notes	We have forwarded to you, along with this prospectus, a letter of transmittal relating to this exchange offer. Because all of the old notes are held in book-entry accounts maintained by the exchange agent at DTC, a holder should follow procedures for tendering old notes as described under “The Exchange Offer—Procedures for Tendering Notes” and “—Book-Entry Transfer” in this prospectus. All holders who exchange their old notes for exchange notes in accordance with the procedures for book-entry transfer will be deemed to have acknowledged receipt of, and agreed to be bound by, and to have made all of the representations and warranties contained in, the letter of transmittal.

If you beneficially own old notes and those notes are held through a broker, dealer, commercial bank, trust company or other nominee or custodian and you wish to tender your old notes in the exchange offer, you should contact the broker, dealer, commercial bank, trust company or other nominee or custodian through whom your old notes are held as soon as possible and instruct that holder to tender the old notes on your behalf and comply with the procedures for book-entry transfer as provided under “—Book-Entry Transfer.”

By agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•	any exchange notes that you receive will be acquired in the ordinary course of your business;

•	you have no arrangement or understanding with any person to participate in the distribution of the old notes or the exchange notes;

•	you are not our affiliate;

•	if you are not a broker-dealer, you are not engaged in and do not intend to engage in the distribution of the exchange notes; and

•

if you are a broker-dealer that will receive exchange notes for your own account in exchange for old notes that you acquired as result of market-making activities or other trading activities, you will deliver a prospectus in connection with any resale of such exchange notes.

Effect on holders of old notes	If you are a holder of old notes and you do not tender your old notes in the exchange offer, you will continue to hold your old notes and will be entitled to all the rights and subject to all the limitations applicable to the old notes in the indenture.

The trading market for old notes could be adversely affected if some but not all of the old notes are tendered and accepted in the exchange offer.

Consequences of failure to exchange	All untendered old notes will remain subject to the restrictions on transfer provided for in the old notes and in the indenture. Generally, the old notes that are not exchanged for exchange notes pursuant to the exchange offer will remain restricted securities and may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the old notes under the Securities Act.

Certain federal income tax considerations	The exchange of old notes for exchange notes in the exchange offer will generally not be a taxable exchange for U.S. federal income tax purposes. See the caption “Certain U.S. Federal Income Tax Considerations” for a more detailed description of the tax consequences of the exchange.

Use of proceeds	We will not receive any cash proceeds from the issuance of exchange notes pursuant to the exchange offer.

Exchange agent	Wells Fargo Bank, National Association

RISK FACTORS

Your investment in the exchange notes will involve risks. You should carefully consider the following factors described below and all other information in, or incorporated by reference in, this prospectus, including the sections titled “Risk Factors” in our Annual Report on Form 10-K for the year ended November 24, 2019 and our Quarterly Reports on Form 10-Q for the three months ended February 23, 2020 and May 24, 2020, before deciding to exchange your old notes for exchange notes. In this section, “notes” refers to both our old notes and the exchange notes.

Risks Relating to the Notes

If you do not exchange your old notes, they may be difficult to resell.

It may be difficult for you to sell old notes that are not exchanged in the exchange offer, since any old notes not exchanged will remain subject to the restrictions on transfer provided for in Rule 144 under the Securities Act.

These restrictions on transfer of your old notes exist because we issued the old notes pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. Generally, the old notes that are not exchanged for exchange notes pursuant to the exchange offer will remain restricted securities and may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with this exchange offer, we do not intend to register the old notes under the Securities Act.

To the extent any old notes are tendered and accepted in the exchange offer, the trading market, if any, for the old notes that remain outstanding after the exchange offer would be adversely affected due to a reduction in market liquidity.

Because the notes are effectively subordinated to all of our secured debt and the liabilities of our subsidiaries, we may not have sufficient assets to pay amounts owed on the notes if a default occurs.

The notes are general senior obligations that rank equal in right of payment with all of our existing and future unsecured and unsubordinated debt, including our 2025 Notes and our 3.375% Senior Notes due 2027 (the “2027 Notes”). The notes are effectively subordinated to all of our secured debt to the extent of the value of the assets securing that debt. As of May 24, 2020, we had $1.8 billion of debt outstanding, $300 million of which was secured, and unused availability under our senior secured revolving credit facility (the “revolving credit facility”) was $448 million, which, if borrowed, would be secured debt.

Because the revolving credit facility is a secured obligation, failure to comply with its terms or our inability to pay our lenders at maturity would entitle those lenders immediately to foreclose on certain of our assets, including our U.S. trademarks and the capital stock of all of our U.S. and 65% of the capital stock of our foreign subsidiaries, and the assets of our material U.S. subsidiaries, which serve as collateral. In the event of any foreclosure on our assets, our secured lenders would be entitled to be repaid in full from the proceeds of the liquidation of those assets before those assets would be available for distribution to other creditors, including the holders of notes.

The notes are also structurally subordinated to all obligations of our subsidiaries since holders of notes will only be creditors of Levi Strauss & Co. and not of our subsidiaries. As of May 24, 2020, the liabilities, including trade payables but excluding intercompany indebtedness, of our subsidiaries were approximately $1.8 billion. The ability of our creditors, including you, to participate in any distribution of assets of any of our subsidiaries upon liquidation or bankruptcy will be subject to the prior claims of that subsidiary’s creditors, including trade creditors, and any prior or equal claim of any equity holder of that subsidiary. In addition, the ability of our creditors, including you, to participate in distributions of assets of our subsidiaries will be limited to the extent that the outstanding shares of capital stock of any of our subsidiaries are either pledged to secure other creditors, such as under the revolving credit facility. As a result, you may receive less, proportionately, than our secured creditors and the creditors of our subsidiaries.

An active trading market for the exchange notes may not be sustained.

We have not listed and do not intend to list the exchange notes on any U.S. national securities exchange or quotation system. Although we expect that the exchange notes will be fungible with the 2025 Notes and certain dealers currently make a market in the 2025 Notes, we cannot assure you that the market for the 2025 Notes and the exchange notes will be sustained. If an active market is not sustained, the market price and liquidity of the exchange notes may be adversely affected.

The trading prices of our debt securities have been volatile, and may be volatile in the future.

Other than the 2027 Notes, which are listed on the Official List of the Luxembourg Stock Exchange and for trading on the Euro MTF Market, none of our debt securities are currently listed on any securities exchange or registered for quotation through any automated dealer quotation system. Accordingly, information regarding the trading prices of our debt securities is limited. Based on the information available to us, however, the trading prices of our debt securities have been volatile. We expect that the trading price of our debt securities, including the notes, will be affected by developments related to the COVID-19 pandemic, developments in our business and our financial results, liquidity position and capital structure as well as developments in the apparel industry, domestic and foreign economies and in the market for high yield debt securities. The trading price for the notes may be volatile, and we cannot assure you that the trading price of notes will not be lower than the issue price.

We may be unable to purchase the notes upon a change of control.

Upon a change of control event as defined in the indenture governing the notes, we would be required to offer to purchase the notes in cash at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any. We also would be required to offer to repurchase the 2025 Notes and the 2027 Notes on similar terms. A change of control under the terms of the notes, the 2025 Notes and the 2027 Notes is likely to constitute an event of default under the revolving credit facility. If this occurs, then the lenders under our revolving credit facility may declare their debt immediately due and payable. Since the revolving credit facility is secured, the lenders under this facility could foreclose on most of our assets and be entitled to be repaid in full from the proceeds of any liquidation of those assets before any holder of the notes. We cannot assure you that we will have the financial resources necessary to repurchase the notes and satisfy our other payment obligations that could be triggered upon a change of control. If we do not have sufficient financial resources to effect a change of control offer for the notes, as well as for the 2025 Notes and the 2027 Notes, we would be required to seek additional financing from outside sources to repurchase the notes, the 2025 Notes and the 2027 Notes. We cannot assure you that financing would be available to us at that time on satisfactory terms, or at all. In addition, the terms of the notes may not protect you if we undergo a highly leveraged transaction, reorganization, restructuring, merger or similar transaction that may adversely affect you unless the transaction is included in the definition of a change of control in the indenture.

Each of the risks in this section is applicable to both the exchange notes and the old notes.

THE EXCHANGE OFFER

General

In connection with the issuance of $500.0 million old notes on April 17, 2020, we entered into a registration rights agreement with the initial purchasers for the old notes, which provides for the exchange offer. A copy of the registration rights agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

Under the registration rights agreement, we agreed to:

•	file and cause to become effective a registration statement with respect to an offer to exchange the old notes for the exchange notes; or

•	in certain circumstances file and cause to become effective a shelf registration statement with respect to the resale of the old notes.

The exchange offer being made hereby, if completed by November 13, 2020 will satisfy those requirements under the registration rights agreement. If the exchange offer is not completed by November 13, 2020 and a shelf registration statement has not been declared effective, then the interest rates on the old notes will increase by 0.25% per annum during the 90-day period immediately following November 13, 2020 and will increase by 0.25% per annum at the end of each subsequent 90-day period until the exchange offer is completed or a shelf registration statement is declared effective. In no event shall the additional interest exceed 1% per annum.

Purpose and Effect of the Exchange Offer

The exchange offer will give holders of old notes the opportunity to exchange the old notes for exchange notes that have been registered under the Securities Act. The exchange notes will be substantially similar in all material respects to the old notes except that the exchange notes have been registered under the Securities Act and certain transfer restrictions and registration rights relating to the old notes do not apply to the exchange notes. We are subject to the informational requirements of the Exchange Act. To satisfy those requirements, we file reports and other information with the SEC that will be made available to the holders of the old notes, if any are outstanding after the exchange offer, and the exchange notes and the general public.

The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of old notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of the jurisdiction.

If you participate in the exchange offer, you will receive an exchange note of equal principal amount and, with limited exceptions, receive securities that are freely tradable and not subject to restrictions on transfer. See “—Resales of Exchange Notes” for more information relating to your ability to transfer the exchange notes.

If you are eligible to participate in this exchange offer and you do not tender your unregistered notes as described in this prospectus, you will not have any further registration rights, except in limited circumstances. Old notes will continue to bear interest at the current rate and will continue to be subject to all of the terms and conditions specified in the indenture, including restrictions on transfer under the Securities Act.

Each broker-dealer that receives exchange notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange any old notes properly tendered and not withdrawn before expiration of the exchange offer. The date of acceptance for exchange of the old notes and completion of the exchange offer is the exchange date, which will be the first business day following the expiration date (as defined below) unless we extend the date as described in this prospectus. The old notes may be tendered only in a minimum denomination of $2,000 and integral multiples of $1,000 principal amount thereafter. The exchange notes will be delivered promptly after the expiration date.

The form and terms of the exchange notes will be substantially identical to the form and terms of the old notes, except the exchange notes:

•	will be registered under the Securities Act; and

•	will not bear legends restricting their transfer.

The exchange notes will evidence the same debt as the old notes. The exchange notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the old notes. For a description of the indenture, see the caption “Description of Exchange Notes.”

The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered for exchange.

As of the date of this prospectus, $500.0 million aggregate principal amount of the old notes are outstanding. There will be no fixed record date for determining registered holders of old notes entitled to participate in the exchange offer.

We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations of the SEC. Old notes that are not exchanged in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits their holders have under the indenture.

We will be deemed to have accepted for exchange properly tendered old notes when we have given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the holders of old notes who surrender them in the exchange offer for the purposes of receiving the exchange notes from us and delivering the exchange notes to their holders. The exchange agent will make the exchange promptly on or after the date of acceptance for exchange of the old notes. The exchange date will be the first business day following the expiration date unless it is extended as described in this prospectus. We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under the caption “—Conditions.”

Holders who tender old notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old notes. We will pay all charges and expenses, other than applicable taxes described below, in connection with the exchange offer. It is important that you read the caption “—Fees and Expenses” for more details regarding fees and expenses incurred in the exchange offer.

Expiration of the Exchange Offer; Extensions; Amendments

The exchange offer will expire at 5:00 p.m., New York City time, on August 12, 2020 (the “expiration date”). The exchange offer can be extended by us in our sole discretion, in which case the term “expiration date” shall mean the latest date and time to which the exchange offer is extended.

In order to extend the exchange offer, we will notify the exchange agent orally, confirmed in writing, or in writing, of any extension. We will notify the registered holders of old notes by public announcement of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration of the exchange offer.

Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we will have no obligation to publish, advertise, or otherwise communicate any public announcement, other than by making a timely release to a financial news service.

Conditions

Despite any other term of the exchange offer, we will not be required to accept for exchange any old notes and we may terminate or amend the exchange offer as provided in this prospectus before the expiration of the exchange offer if in our reasonable judgment:

•

the exchange notes to be received will not be tradeable by the holder, without restriction under the Securities Act and the Exchange Act and without material restrictions under the blue sky or securities laws of substantially all of the states of the United States;

•	the exchange offer, or the making of any exchange by a holder of old notes, would violate applicable law or any applicable interpretation of the staff of the SEC; or

•

any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that would reasonably be expected to impair our ability to proceed with the exchange offer.

We will not be obligated to accept for exchange the old notes of any holder that has not made to us:

•	the representations described under the caption “—Resale of Exchange Notes”; and

•

any other representations that may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act.

We expressly reserve the right, at any time or at various times, to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any old notes by giving oral or written notice of an extension to their holders. Any delay in accepting any old notes will be consistent with Rule 14e-1(c) under the Exchange Act. During an extension, all old notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange. We will return any old notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

We expressly reserve the right to amend or terminate the exchange offer and to reject for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. By public announcement we will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes promptly. If we amend the exchange offer in a manner determined by us to constitute a material change, including the waiver of a material condition, we will promptly disclose that amendment by means of a prospectus supplement and extend the exchange offer, if necessary, so that at least five business days remain in the exchange offer following notice of the material change.

These conditions are solely for our benefit and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any time or at various times in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of that right. Each of these rights will be deemed an ongoing right that we may assert at any time or at various times.

We will not accept for exchange any old notes tendered, and will not issue exchange notes in exchange for any old notes, if at that time a stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

Procedures for Tendering

We have forwarded to you, along with this prospectus, a letter of transmittal relating to this exchange offer. Because all of the old notes are held in book-entry accounts maintained by the exchange agent at DTC, a holder should not submit a letter of transmittal. However, all holders who exchange their old notes for exchange notes in accordance with the procedures outlined below will be deemed to have acknowledged receipt of, and agreed to be bound by, and to have made all of the representations and warranties contained in the letter of transmittal.

If you beneficially own old notes and those notes are held through a broker, dealer, commercial bank, trust company or other nominee or custodian and you wish to tender your old notes in the exchange offer, you should contact the holder through whom your old notes are held as soon as possible and instruct that holder to tender the old notes on your behalf and comply with the procedures for book-entry transfer as provided under “—Book-Entry Transfer.”

The tender by a holder that is not withdrawn before expiration of the exchange offer will constitute an agreement between that holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. If a holder tenders less than all of the old notes held by the holder, the tendering holder should so indicate. The amount of old notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

The method of delivery of old notes and all other required documents or transmission of an agent’s message, as described under “—Book Entry Transfer,” to the exchange agent is at the election and risk of the holder. Holders should allow sufficient time to assure delivery of old notes before expiration of the exchange offer.

We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered old notes. Our determination will be final and binding. We reserve the absolute right to reject any old notes not properly tendered or any old notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within the time that we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give notification. Tenders of old notes will not be deemed made until those defects or irregularities have been cured or waived.

Old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal, promptly following the expiration date.

In addition, we reserve the right in our sole discretion to (a) purchase or make offers for any old notes that remain outstanding subsequent to the expiration date, and (b) to the extent permitted by applicable law, purchase old notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the exchange offer.

Book-Entry Transfer

The exchange agent has established an account with respect to the old notes at DTC for the purpose of facilitating the exchange offer. Any financial institution that is a participant in DTC’s system may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent’s DTC account in accordance with DTC’s Automated Tender Offer Program (“ATOP”) procedures for such transfer. The exchange for old notes so tendered will only be made after a timely confirmation of a book-entry transfer of old notes into the exchange agent’s account, and timely receipt by the exchange agent of an agent’s message.

The term “agent’s message” means a message transmitted by DTC and received by the exchange agent and forming part of the confirmation of a book-entry transfer, which states that DTC has received an express or deemed acknowledgment from a participant tendering old notes and that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce that agreement against the participant. Delivery of an agent’s message will also constitute an acknowledgement from the tendering participant that the representations contained in the appropriate letter of transmittal and described below are true and correct. A tender of old notes through a book-entry transfer into the exchange agent’s account in accordance with ATOP procedures will only be effective if an Agent’s Message is transmitted to and received or confirmed by the exchange agent on or before the expiration date. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

Resale of Exchange Notes

Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that holders may resell or otherwise transfer exchange notes issued in the exchange offer without complying with the registration and prospectus delivery provisions of the Securities Act if the following conditions are met:

•	any exchange notes that the holder receives will be acquired in the ordinary course of its business;

•	the holder has no arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

•	if the holder is not a broker-dealer, that it is not engaged in and does not intend to engage in the distribution of the exchange notes; and

•	the holder is not an “affiliate” of ours, as defined in Rule 405 of the Securities Act.

By causing DTC to transmit an agent’s message to the exchange agent, each tendering holder of old notes will be deemed to have made the above representations to us.

If any holder is our “affiliate,” or is engaging in, or intends to engage in, or has any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or is not acquiring the exchange notes in the ordinary course of its business, then:

•

it cannot rely on the position of the SEC set forth in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling, dated July 2, 1993, or similar no-action letters; and

•

in the absence of an exception from the position stated immediately above, it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

If any holder is a broker-dealer that will receive exchange notes for its own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, it will acknowledge to us in the letter of transmittal that it will deliver a prospectus, as required by law, in connection with any resales of those exchange notes (see the caption “Plan of Distribution”).

Withdrawal of Tenders

Except as otherwise provided in this prospectus, holders of old notes may withdraw their tenders at any time before expiration of the exchange offer.

For a withdrawal to be effective:

•

The exchange agent must receive a written notice of withdrawal, which may be by telegram, telex, facsimile transmission or letter, at one of the addresses set forth below under the caption “—Exchange Agent”; or

•	the exchange agent must receive a computer-generated notice of withdrawal transmitted by DTC on behalf of the holder in accordance with the standard operating procedures of DTC.

Any notice of withdrawal must:

•	specify the name of the person who tendered the old notes to be withdrawn;

•	identify the old notes to be withdrawn, including the certificate number or numbers and principal amount of the old notes to be withdrawn;

•	be signed by the person who tendered the old notes in the same manner as the original signature on the letter of transmittal, including any required signature guarantees; and

•	specify the name in which the old notes are to be re-registered, if different from that of the withdrawing holder.

If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of the facility.

We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal, and our determination shall be final and binding on all parties. We will deem any old notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer. We will return any old notes that have been tendered for exchange but that are not exchanged for any reason to their holder without cost to the holder promptly after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn old notes by following one of the procedures described under the caption “—Procedures for Tendering” above at any time on or before expiration of the exchange offer.

Exchange Agent

Wells Fargo Bank, National Association has been appointed as exchange agent for the exchange offer. You should direct questions and requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal to the exchange agent addressed as follows:

For all requests and deliveries:

Wells Fargo Bank, National Association

Corporate Trust Operations

Sixth & Marquette Avenue

MAC: N9303-121

P.O. Box 1517

Minneapolis, MN 55479

Attention: Bondholder Communications

By Facsimile Transmission (for Eligible Institutions Only): (612) 667-6282

To Confirm by Telephone or for Information Call: (800) 344-5128

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail or electronic mail; however, we may make additional solicitations by facsimile, telephone or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

We will pay the cash expenses to be incurred in connection with the exchange offer, including the following:

•	SEC registration fees;

•	fees and expenses of the exchange agent and trustee;

•	our accounting and legal fees; and

•	our printing and mailing costs.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of old notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•

certificates representing old notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of old notes tendered;

•	exchange notes are to be delivered to, or issued in the name of, any person other than the registered holder of the old notes;

•	tendered old notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of old notes under the exchange offer.

If satisfactory evidence of payment of transfer taxes is not submitted with the letter of transmittal, the amount of any transfer taxes will be billed to the tendering holder.

Accounting Treatment

As the terms of the exchange notes and the old notes are identical in all material respects, we will record the exchange notes in our accounting records at the same carrying value as the old notes as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer. Costs of the exchange offer will be deferred and amortized to interest expense over the term of the notes.

Other

Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. We urge you to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered old notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. However, we have no present plans to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered old notes.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the exchange notes under the exchange offer. In consideration for issuing the exchange notes as contemplated by this prospectus, we will receive the old notes in like principal amount, the terms of which are identical in all material respects to the exchange notes. The old notes surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the exchange notes will not result in any increase in our indebtedness or capital stock.

DESCRIPTION OF EXCHANGE NOTES

You can find the definitions of capitalized terms used in this description and not defined elsewhere under the subheading “Definitions.” In this description, the words “Company,” “we,” “us” and “our” refer only to Levi Strauss & Co. and not to any of its subsidiaries.

The old notes were, and the exchange notes will be, issued under an indenture, dated as of April 27, 2015, as supplemented by a first supplemental indenture, dated as of April 17, 2020, between the Company and Wells Fargo Bank, National Association, as trustee. The indenture is governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. The terms of the exchange notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act.

The old notes, the exchange notes offered hereby, together with the $500.0 million aggregate principal amount of the 5.00% Senior Notes due 2025 which we issued on April 27, 2015 (the “2025 Notes”), will be treated as a single series of notes under the indenture, including for purposes of determining whether the required percentage of noteholders has given its approval or consent to an amendment or waiver or joined in directing the trustee to take certain actions on behalf of all noteholders. For purposes of this description, unless the context indicates otherwise, references to “Senior Notes” means the 2025 Notes, the old notes, and the exchange notes offered hereby, and references to the “indenture” mean the indenture governing the Senior Notes.

The following is a summary of the material provisions of the indenture. It does not include all of the provisions of the indenture. We urge you to read the indenture, which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 27, 2015, including the definitions of certain terms contained therein and those terms made part of the indenture by reference to the Trust Indenture Act as in effect on the date of the indenture, because the indenture, and not this description, defines your rights as a holder of the notes. Copies of the indenture are available upon request to the Company at the following address: Levi Strauss & Co., Levi’s Plaza, 1155 Battery Street, San Francisco, California 94111.

Principal, Maturity and Interest

We have issued $500 million in aggregate principal amount of old notes and $500 million in aggregate principal amount of 2025 Notes under the indenture, and, subject to compliance with the covenant described under “—Certain Covenants—Limitation on Debt,” we can issue an unlimited amount of additional notes at later dates. Any additional notes that we issue in the future will be substantially the same as the notes offered hereby, except that the notes issued in the future will have different issuance prices, issuance dates and, in some cases, may have a different first interest payment date and CUSIP number. We will issue notes only in fully registered form without coupons, in a minimum denomination of $2,000 and integral multiples of $1,000 in excess thereof.

The Senior Notes will mature on May 1, 2025.

Interest on the Senior Notes will accrue at a rate of 5.00% per annum. Interest on the notes will be payable semi-annually in arrears on May 1 and November 1. We will pay interest to those persons who were holders of record on the April 15 or October 15 immediately preceding each interest payment date.

Interest on the Senior Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Senior Notes will be denominated in U.S. dollars and all payments of principal and interest thereon will be paid in U.S. dollars.

Additional interest is payable with respect to the notes in certain circumstances if we do not consummate the exchange offer (or shelf registration, if applicable) as described in this prospectus under the heading “Exchange Offer; Registration Rights.”

Ranking

The 2025 Notes and the old notes are and the exchange notes offered hereby will be:

•	senior unsecured obligations of the Company;

•	effectively subordinated in right of payment to existing and future secured debt, including obligations under our revolving credit facility;

•	structurally subordinated to all debt of our subsidiaries;

•	equal in ranking (“pari passu”) with all our existing and future senior debt; and

•	senior in right of payment to all our future subordinated debt.

Secured debt of the Company will be effectively senior to the Senior Notes to the extent of the value of the assets securing such debt. As of May 24, 2020, our total debt was approximately $1.8 billion, of which approximately $300 million was secured, and we had approximately $448 million of additional borrowing capacity under our revolving credit facility. To the extent we enter into secured financings in the future, the Senior Notes will also be effectively subordinated to such secured debt to the extent of the value of the additional assets securing such debt.

A significant portion of our operations are conducted through our subsidiaries. Therefore, our ability to service our debt, including the Senior Notes, is dependent upon the earnings of our subsidiaries, joint ventures and the distribution of those earnings to us, or upon loans, advances or other payments made by these entities to us. The ability of these entities to pay dividends or make other payments or advances to us will depend upon their operating results and will be subject to applicable laws and contractual restrictions contained in the instruments governing their debt, including our revolving credit facility.

We only have a stockholder’s claim in the assets of our subsidiaries. This stockholder’s claim is junior to the claims that creditors of our subsidiaries have against our subsidiaries. Holders of the Senior Notes will only be creditors of the Company, and not of our subsidiaries. As a result, all the existing and future liabilities of our subsidiaries, including any claims of trade creditors and preferred stockholders, will be effectively senior to the Senior Notes.

We conduct our foreign operations through foreign subsidiaries, which in fiscal year 2019 accounted for approximately 56% of our consolidated net revenues. As a result, we depend in part upon dividends or other intercompany transfers of funds from our foreign subsidiaries for the funds necessary to meet our debt service obligations, including payments on the Senior Notes. We only receive the cash that remains after our foreign subsidiaries satisfy their obligations. If those subsidiaries are unable to pass on the amount of cash that we need, we may be unable to make payments to you. Any agreements our foreign subsidiaries enter into with other parties, as well as applicable laws and regulations limiting the right and ability of non-U.S. subsidiaries and affiliates to pay dividends and remit earnings to affiliated companies absent special conditions, may restrict the ability of our foreign subsidiaries to pay dividends or make other distributions to us.

As of May 24, 2020, the liabilities, including trade payables but excluding intercompany obligations, of our subsidiaries were approximately $1.8 billion. Our subsidiaries have other liabilities, including contingent liabilities, which may be significant.

The indenture contains limitations on the amount of additional debt that we and the restricted subsidiaries may incur. However, the amounts of this debt could nevertheless be substantial.

Optional Redemption

Beginning May 1, 2020, the Company may redeem all or any portion of the Senior Notes, at once or over time, after giving the required notice under the indenture. The Senior Notes may be redeemed at the redemption prices set forth below, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The following prices are for Senior Notes redeemed during the 12-month period commencing on May 1 of the years set forth below, and are expressed as percentages of principal amount:

Redemption Year	Price
2020	102.500%
2021	101.667%
2022	100.833%
2023	100.000%

In connection with any redemption of Senior Notes described above, such redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including any related Equity Offering, issuance of Debt or other transaction. If such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, such redemption may not occur and such notice may be rescinded in the event that any or all of such conditions shall not have been satisfied by the redemption date.

Any notice to holders of Senior Notes of such redemption needs to include the appropriate calculation of the redemption price, but does not need to include the redemption price itself. The actual redemption price, calculated as described above, must be set forth in an Officers’ Certificate delivered to the trustee no later than two business days prior to the redemption date.

Sinking Fund

There will be no mandatory sinking fund payments for the Senior Notes.

Repurchase at the Option of Holders Upon a Change of Control

Upon the occurrence of a Change of Control, unless we have exercised our right, if any, to redeem the notes in full, each holder of Senior Notes will have the right to require us to repurchase all or any part of that holder’s Senior Notes pursuant to the offer described below (the “Change of Control Offer”) at a purchase price (the “Change of Control Purchase Price”) equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Within 30 days following any Change of Control, the Company shall:

(a)	cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States, and

(b)

send, by first-class mail (or electronic transmission in the case of Senior Notes held in book entry form), with a copy to the trustee, to each holder of Senior Notes, at such holder’s address appearing in the security register, a notice stating:

i. that a Change of Control has occurred and a Change of Control Offer is being made pursuant to the covenant entitled “Repurchase at the Option of Holders Upon a Change of Control” and that all Senior Notes timely tendered will be accepted for repurchase;

ii. the Change of Control Purchase Price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed;

iii. the circumstances and relevant facts regarding the Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to the Change of Control); and

iv. the procedures that holders of Senior Notes must follow in order to tender their Senior Notes (or portions thereof) for payment, and the procedures that holders of Senior Notes must follow in order to withdraw an election to tender Senior Notes (or portions thereof) for payment.

We will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by us and purchases all Senior Notes validly tendered and not withdrawn under such Change of Control Offer.

We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Senior Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described above, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under this covenant by virtue of such compliance.

The Change of Control repurchase feature is a result of negotiations between us and the initial purchasers. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that we would decide to do so in the future. Subject to the covenants described below, we could, in the future, enter into transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the indenture, but that could increase the amount of debt outstanding at such time or otherwise affect our capital structure or credit ratings.

The definition of Change of Control includes a phrase relating to the sale, transfer, assignment, lease, conveyance or other disposition of “all or substantially all” of our assets. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, if we dispose of less than all our assets by any of the means described above, the ability of a holder of Senior Notes to require us to repurchase its notes may be uncertain. In such a case, holders of the notes may not be able to resolve this uncertainty without resorting to legal action.

Our revolving credit facility restricts us in certain circumstances from purchasing any Senior Notes prior to maturity of the Senior Notes and also provides that the occurrence of some of the events that would constitute a Change of Control would constitute a default under that existing debt. The terms of our 3.375% Senior Notes due 2027 (the “2027 Notes”) require us to offer to repurchase such 2027 Notes upon the occurrence of a Change of Control. Future debt of the Company, including any new bank credit facility, may contain prohibitions of certain events which would constitute a Change of Control or require that future debt be repurchased upon a Change of Control. Moreover, the exercise by holders of Senior Notes or the 2027 Notes of their right to require us to repurchase their Senior Notes or 2027 Notes could cause a default under existing or future debt of the Company, even if the Change of Control itself does not, due to the financial effect of that repurchase on us. Finally, our ability to pay cash to holders of Senior Notes or 2027 Notes upon a required repurchase may be limited by our financial resources at that time. We cannot assure you that sufficient funds will be available when necessary to make any required repurchases. Our failure to purchase Senior Notes in connection with a Change of Control would result in a default under the indenture and our failure to purchase 2027 Notes in connection with a Change of Control would result in a default under the indenture governing the 2027 Notes. Any such default would, in turn, constitute a default under our existing debt, and may constitute a default under future debt as well. Our obligation to make an offer to repurchase the Senior Notes as a result of a Change of Control may be waived or modified at any time prior to the occurrence of that Change of Control with the written consent of the holders of a majority in principal amount of the Senior Notes. See “—Amendments and Waivers.”

Certain Covenants

Set forth below are summaries of certain of the covenants contained in the indenture.

Covenant Suspension

During any period of time that:

(a)	the Senior Notes have Investment Grade Ratings from both Rating Agencies, and

(b)	no Default or Event of Default has occurred and is continuing under the indenture, the Company and the Restricted Subsidiaries will not be subject to the following provisions of the indenture:

•	“—Limitation on Debt,”

•	“—Limitation on Restricted Payments,”

•	“—Limitation on Asset Sales,”

•	“—Limitation on Restrictions on Distributions from Restricted Subsidiaries,”

•	clause (x) of the third paragraph (and as referred to in the first paragraph) of “—Designation of Restricted and Unrestricted Subsidiaries,” and

•	clause (d) of the first paragraph of “—Merger, Consolidation and Sale of Property”

(collectively, the “Suspended Covenants”). In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence and, subsequently, one or both of the Rating Agencies withdraws its ratings or downgrades the ratings assigned to the Senior Notes below the required Investment Grade Ratings or a Default or Event of Default occurs and is continuing, then the Company and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants for all periods after that withdrawal, downgrade, Default or Event of Default and, furthermore, compliance with the provisions of the covenant described in “—Limitation on Restricted Payments” with respect to Restricted Payments made after the time of the withdrawal, downgrade, Default or Event of Default will be calculated in accordance with the terms of that covenant as though that covenant had been in effect during the entire period of time from the Issue Date, provided that there will not be deemed to have occurred a Default or Event of Default with respect to that covenant during the time that the Company and the Restricted Subsidiaries were not subject to the Suspended Covenants (or after that time based solely on events that occurred during that time).

Limitation on Debt

The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Debt unless, after giving effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of the Incurrence or be continuing following the Incurrence and either:

(1) the Debt is Debt of the Company or a Restricted Subsidiary and after giving effect to the Incurrence of the Debt and the application of the proceeds thereof, the Consolidated Fixed Charges Coverage Ratio would be greater than 2.00 to 1.00; provided, that the aggregate amount of Debt that may be Incurred pursuant to the foregoing by a Restricted Subsidiary that is not a Guarantor shall not at any one time be outstanding in an amount exceeding the greater of (i) $200.0 million and (ii) 12% of Consolidated Net Tangible Assets, or

(2) the Debt is Permitted Debt.

The term “Permitted Debt” is defined to include the following:

(a)	Debt of the Company evidenced by the 2025 Notes;

(b)

Debt of the Company or a Restricted Subsidiary Incurred under any Credit Facilities, Incurred by the Company or a Restricted Subsidiary pursuant to a Real Estate Financing Transaction, a Sale and Leaseback Transaction, an Equipment Financing Transaction or Debt Issuances, Debt Incurred by the Company or a Restricted Subsidiary in respect of Capital Lease Obligations and Purchase Money Debt, or Incurred by a Receivables Entity in a Qualified Receivables Transaction that is not recourse to the Company or any other Restricted Subsidiary of the Company (except for Standard Securitization Undertakings), provided that the aggregate principal amount of all Debt of this kind at any one time outstanding shall not exceed the greater of:

(1)

$1.9 billion, which amount shall be permanently reduced by the amount of Net Available Cash from an Asset Sale used to Repay Debt Incurred pursuant to this clause (b), pursuant to the covenant described under “—Limitation on Asset Sales,” and

(2)	the sum of the amounts equal to:

(A)	60% of the book value of the inventory of the Company and the Restricted Subsidiaries, and

(B)

85% of the book value of the accounts receivable of the Company and the Restricted Subsidiaries, in the case of each of clauses (A) and (B) as of the most recently ended quarter of the Company for which financial statements of the Company have been provided to the holders of the Senior Notes;

(c)

Debt of the Company owing to and held by any Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary; provided, however, that (1) any subsequent issue or transfer of Capital Stock or other event that results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of that Debt (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of that Debt by the issuer thereof, and (2) if the Company is the obligor on that Debt, the Debt is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Senior Notes;

(d)

Debt of a Restricted Subsidiary outstanding on the date on which that Restricted Subsidiary was acquired by the Company or otherwise became a Restricted Subsidiary (other than Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, a transaction or series of transactions pursuant to which the Restricted Subsidiary became a Restricted Subsidiary of the Company or was otherwise acquired by the Company); provided that at the time that Person was acquired by the Company or otherwise became a Restricted Subsidiary and after giving effect to the Incurrence of that Debt, (i) the Company would have been able to Incur $1.00 of additional Debt pursuant to clause (1) of the first paragraph of this covenant or (ii) the Consolidated Fixed Charges Coverage Ratio would have been greater than such ratio immediately prior to such transaction;

(e)

Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, a transaction or series of transactions pursuant to which a Person became a Restricted Subsidiary of the Company or was otherwise acquired by the Company; provided at the time that Person was acquired by the Company or otherwise became a Restricted Subsidiary and after giving effect to the Incurrence of that Debt, (i) the Company would have been able to Incur $1.00 of additional Debt pursuant to clause (1) of the first paragraph of this covenant or (ii) the Consolidated Fixed Charges Coverage Ratio would have been greater than such ratio immediately prior to such transaction and would be at least 1.75 to 1.0;

(f)

Debt under Interest Rate Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting interest rate risk in the ordinary course of the financial management of the Company or that Restricted Subsidiary and not for speculative purposes, provided that the obligations under those agreements are related to payment obligations on Debt otherwise permitted by the terms of this covenant;

(g)

Debt under Currency Exchange Protection Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting currency exchange rate risks directly related to transactions entered into by the Company or that Restricted Subsidiary in the ordinary course of business and not for speculative purposes;

(h)

Debt under Commodity Price Protection Agreements entered into by the Company or a Restricted Subsidiary in the ordinary course of the financial management of the Company or that Restricted Subsidiary and not for speculative purposes;

(i)

Debt in connection with one or more standby letters of credit or performance bonds issued by the Company or a Restricted Subsidiary in the ordinary course of business or pursuant to self- insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

(j)

Debt arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or Capital Stock of a Subsidiary, other than Guarantees of Debt Incurred by any Person acquiring all or any portion of such business, assets or Capital Stock; provided, however, that the maximum aggregate liability in respect of all such Debt shall at no time exceed the gross proceeds actually received by the Company or such Restricted Subsidiary in connection with such disposition;

(k)	Debt outstanding on the Issue Date not otherwise described in clauses (a) through (j) above;

(l)

Debt of the Company or a Restricted Subsidiary in an aggregate principal amount outstanding at any one time not to exceed the greater of $200.0 million and 12% of the Company’s Consolidated Net Tangible Assets (as calculated at the time of incurrence);

(m)

Debt of one or more Foreign Restricted Subsidiaries in an aggregate principal amount outstanding at any one time not to exceed the greater of $200.0 million and 12% of Consolidated Net Tangible Assets (as calculated at the time of incurrence);

(n)	Guarantees of Debt otherwise permitted herein by a Future Guarantor; and

(o)	Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to clause (1) of the first paragraph of this covenant and clauses (a), (d), (e) and (k) above.

For purposes of determining compliance with any restriction on the incurrence of Debt in dollars where Debt is denominated in a different currency, the amount of such Debt will be the Dollar Equivalent determined on the date of such determination, provided that if any such Debt denominated in a different currency is subject to a Currency Exchange Protection Agreement (with respect to dollars) covering principal amounts payable on such Debt, the amount of such Debt expressed in Euros will be adjusted to take into account the effect of such agreement. The principal amount of any Permitted Refinancing Debt Incurred in the same currency as the Debt being refinanced will be the Dollar Equivalent of the Debt refinanced determined on the date such Debt being refinanced was initially Incurred. Notwithstanding any other provision of this covenant, for purposes of determining compliance with this “Limitation on Debt” covenant, increases in Debt solely due to fluctuations in the exchange rates of currencies will not be deemed to exceed the maximum amount that the Company or any Restricted Subsidiary may Incur under any of clauses (a) through (o) of this “Limitation on Debt” covenant.

For purposes of determining compliance with the covenant described above:

(A)

in the event that an item of Debt meets the criteria of more than one of the types of Debt described above, the Company, in its sole discretion, will classify such item of Debt at the time of Incurrence and only be required to include the amount and type of such Debt in one of the above clauses; and

(B)	the Company will be entitled to divide and classify and reclassify an item of Debt in more than one of the types of Debt described above.

Limitation on Restricted Payments

The Company shall not make, and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect to, the proposed Restricted Payment,

(a)	a Default or Event of Default shall have occurred and be continuing,

(b)	the Company could not Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of the covenant described under “—Limitation on Debt,” or

(c)

the aggregate amount of that Restricted Payment and all other Restricted Payments declared or made after the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed an amount equal to the sum of:

(1)

50% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from March 1, 2015, to the end of the most recent fiscal quarter ending at least 45 days prior to the date of the Restricted Payment (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit), plus

(2)	Capital Stock Sale Proceeds received after the Issue Date, plus

(3)	the sum of:

(A)

the aggregate net cash proceeds received by the Company or any Restricted Subsidiary from the issuance or sale after the Issue Date of convertible or exchangeable Debt that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Company, and

(B)

the aggregate amount by which Debt of the Company or any Restricted Subsidiary is reduced on the Company’s consolidated balance sheet on or after the Issue Date upon the conversion or exchange of any Debt issued or sold on or prior to the Issue Date that is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company, excluding, in the case of clause (A) or (B):

(x)	any Debt issued or sold to the Company or a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any Subsidiary for the benefit of their employees, and

(y)	the aggregate amount of any cash or other Property distributed by the Company or any Restricted Subsidiary upon any such conversion or exchange,

plus

(4)	an amount equal to the sum of:

(A)

the net reduction in Investments in any Person other than the Company or a Restricted Subsidiary resulting from dividends, repayments of loans or advances or other transfers of Property made after the Issue Date, in each case to the Company or any Restricted Subsidiary from that Person, less the cost of the disposition of those Investments, and

(B)

the lesser of the net book value or the Fair Market Value of the Company’s equity interest in an Unrestricted Subsidiary at the time the Unrestricted Subsidiary is designated a Restricted Subsidiary (provided that such designation occurs after the Issue Date);

provided, however, that the foregoing sum shall not exceed, in the case of any Person, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in that Person, plus

(5)

an amount equal to the restricted payment availability as of the Issue Date under the provisions corresponding to the foregoing in the indenture governing the Company’s 6 7/8% Senior Notes due 2022, which approximated $800 million as of March 1, 2015.

As of May 24, 2020, the Company would have had approximately $950 million of capacity to make Restricted Payments pursuant to the preceding clause (c).

Notwithstanding the foregoing limitation, the Company may:

(a)

pay dividends on its Capital Stock within 60 days of the declaration thereof if, on said declaration date, the dividends could have been paid in compliance with the indenture; provided, however, that the dividend shall be included in the calculation of the amount of Restricted Payments;

(b)

purchase, repurchase, redeem, legally defease, acquire or retire for value Capital Stock of the Company or Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any Subsidiary for the benefit of their employees); provided, however, that

(1)	the purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments, and

(2)	the Capital Stock Sale Proceeds from the exchange or sale shall be excluded from the calculation pursuant to clause (c)(2) above;

(c)

purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt; provided, however, that the purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments;

(d)	pay scheduled dividends (not constituting a return on capital) on Disqualified Stock of the Company issued pursuant to and in compliance with the covenant described under “—Limitation on Debt”;

(e)

permit a Restricted Subsidiary that is not a Wholly Owned Subsidiary to pay dividends to shareholders of that Restricted Subsidiary that are not the parent of that Restricted Subsidiary, so long as the Company or a Restricted Subsidiary that is the parent of that Restricted Subsidiary receives dividends on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary that is the parent of that Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis;

(f)

make cash payments in lieu of fractional shares in connection with the exercise of warrants, options or other securities convertible into Capital Stock of the Company; provided, however, that such repurchases shall be excluded in the calculation of the amount of Restricted Payments;

(g)

make repurchases of shares of common stock of the Company deemed to occur upon the exercise of options to purchase shares of common stock of the Company if such shares of common stock of the Company represent a portion of the exercise price of such options; provided, however, that such repurchases shall be excluded in the calculation of the amount of Restricted Payments;

(h)

pay dividends on the common stock of the Company following the first Equity Offering of the Company after the Issue Date in an annual amount not to exceed 6% of the net cash proceeds received by the Company in such Equity Offering; provided, however, that such dividends shall be included in the calculation of the amount of Restricted Payments;

(i)	repurchase shares of, or options to purchase shares of, common stock of the Company from current or former officers, directors or employees of the Company or any of its Subsidiaries (or permitted transferees of such current or former officers, directors or employees), pursuant to the terms of agreements (including employment agreements) or plans approved by the Board of Directors under which such individuals acquire shares of such common stock; provided, however, that the aggregate amount of such repurchases shall not exceed $30.0 million in any calendar year (with unused amounts in any calendar year carried over to succeeding calendar years subject to a maximum of $60.0 million in any calendar year); and provided further, however, that such repurchases shall be excluded in the calculation of the amount of Restricted Payments;

(j)

purchase, defease or otherwise acquire or retire for value any Subordinated Obligations upon a Change of Control of the Company or an Asset Sale by the Company, to the extent required by any agreement pursuant to which such Subordinated Obligations were issued, but only if the Company has previously made the offer to purchase Senior Notes required under “Repurchase at the Option of Holders Upon a Change of Control” or “—Limitation on Asset Sales”; provided, however, that such payments shall be included in the calculation of the amount of Restricted Payments;

(k)	make other Restricted Payments not to exceed $150.0 million in the aggregate; provided, however, that such other payments shall be included in the calculation of the amount of Restricted Payments; and

(l)

make other Restricted Payments, provided that after giving pro forma effect to such Restricted Payment the Consolidated Total Leverage Ratio will be less than or equal to 2.50 to 1.00; provided, however, that such other payments shall be included in the calculation of the amount of Restricted Payments.

Limitation on Liens

The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens) upon any of its Property (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom, unless it has made or will make effective provision whereby the Senior Notes will be secured by that Lien equally and ratably with (or prior to) all other Debt of the Company or any Restricted Subsidiary secured by that Lien.

Limitation on Asset Sales

The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

(a)	the Company or the Restricted Subsidiary receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the Property subject to that Asset Sale;

(b)

at least 75% of the consideration paid to the Company or the Restricted Subsidiary in connection with the Asset Sale is in the form of cash or cash equivalents or the assumption by the purchaser of liabilities of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Senior Notes) as a result of which the Company and the Restricted Subsidiaries are no longer obligated with respect to those liabilities; and

(c)	the Company delivers an Officers’ Certificate to the trustee certifying that the Asset Sale complies with the foregoing clauses (a) and (b).

For the purposes of this covenant:

(1)

in the case of a transaction involving a sale of any distribution center by the Company or a Restricted Subsidiary and the establishment of an outsourcing arrangement in which the purchaser assumes distribution responsibilities on behalf of the Company or the Restricted Subsidiary, any credits or other consideration the purchaser grants to the Company or the Restricted Subsidiary as part of the purchase price of the distribution center, which credits or other consideration effectively offset future payments due from the Company or the Restricted Subsidiary to the purchaser as part of the outsourcing arrangement, will be considered to be cash equivalents;

(2)

securities or other assets received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days shall be considered to be cash to the extent of the cash received in that conversion;

(3)

any cash consideration paid to the Company or the Restricted Subsidiary in connection with the Asset Sale that is held in escrow or on deposit to support indemnification, adjustment of purchase price or similar obligations in respect of such Asset Sale shall be considered to be cash;

(4)	Productive Assets received by the Company or any Restricted Subsidiary in connection with the Asset Sale shall be considered to be cash; and

(5)

the requirement that at least 75% of the consideration paid to the Company or the Restricted Subsidiary in connection with the Asset Sale be in the form of cash or cash equivalents shall also be considered satisfied if the cash received constitutes at least 75% of the consideration received by the Company or the Restricted Subsidiary in connection with such Asset Sale, determined on an after-tax basis.

The Net Available Cash (or any portion thereof) from Asset Sales may be applied by the Company or a Restricted Subsidiary, to the extent the Company or the Restricted Subsidiary elects (or is required by the terms of any Debt):

(a)	to Repay Debt of the Company (excluding, in any such case, any Debt that (i) constitutes a Subordinated Obligation or (ii) is owed to the Company or an Affiliate of the Company); or

(b)	to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary);

provided, however, that the Net Available Cash (or any portion thereof) from Asset Sales from the Company to any Subsidiary must be reinvested in Additional Assets of the Company.

Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within 360 days from the date of the receipt of that Net Available Cash or that the Company earlier elects to so designate shall constitute “Excess Proceeds.”

When the aggregate amount of Excess Proceeds not previously subject to a Prepayment Offer (as defined below) exceeds $100.0 million (taking into account income earned on those Excess Proceeds, if any), the Company will be required to make an offer to purchase (the “Prepayment Offer”) the Senior Notes, which offer shall be in the amount of the Allocable Excess Proceeds, on a pro rata basis according to principal amount, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in the indenture. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all holders of Senior Notes have been given the opportunity to tender their Senior Notes for purchase in accordance with the indenture, the Company or such Restricted Subsidiary may use the remaining amount for any purpose permitted by the indenture and the amount of Excess Proceeds will be reset to zero.

The term “Allocable Excess Proceeds” will mean the product of:

(a)	the Excess Proceeds, and

(b)	a fraction,

(1)	the numerator of which is the aggregate principal amount of the Senior Notes outstanding on the date of the Prepayment Offer, and

(2)

the denominator of which is the sum of the aggregate principal amount of the Senior Notes outstanding on the date of the Prepayment Offer and the aggregate principal amount of other Debt of the Company outstanding on the date of the Prepayment Offer that is pari passu in right of payment with the Senior Notes and subject to terms and conditions in respect of Asset Sales similar in all material respects to the covenant described hereunder and requiring the Company to make an offer to purchase that Debt at substantially the same time as the Prepayment Offer.

Not later than five business days after the Company is obligated to make a Prepayment Offer as described in the preceding paragraph, the Company shall send a written notice, by first-class mail (or electronic transmission in the case of Senior Notes held in book entry form), to the holders of Senior Notes, accompanied by information regarding the Company and its Subsidiaries as the Company in good faith believes will enable the holders to make an informed decision with respect to that Prepayment Offer. The notice shall state, among other things, the purchase price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date the notice is mailed.

The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Senior Notes pursuant to the covenant described hereunder. To the extent that the provisions of any securities laws or regulations conflict with provisions of the covenant described hereunder, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.

Limitation on Restrictions on Distributions from Restricted Subsidiaries

The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to:

(a)	pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to the Company or any other Restricted Subsidiary,

(b)	make any loans or advances to the Company or any other Restricted Subsidiary, or

(c)	transfer any of its Property to the Company or any other Restricted Subsidiary.

The foregoing limitations will not apply:

(1)	with respect to clauses (a), (b) and (c), to restrictions:

(A)	in effect on the Issue Date,

(B)

relating to Debt of a Restricted Subsidiary and existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which that Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company,

(C)

that result from the Refinancing of Debt Incurred pursuant to an agreement referred to in clause (1)(A) or (B) above or in clause (2)(A) or (B) below, provided that restriction is no less favorable to the holders of Senior Notes than those under the agreement evidencing the Debt so Refinanced,

(D)

resulting from the Incurrence of any Permitted Debt described in clause (b) of the second paragraph of the covenant described under “—Limitation on Debt,” provided that the restriction is no less favorable to the holders of Senior Notes than the restrictions of the same type contained in the indenture, or

(E)	constituting Standard Securitization Undertakings relating solely to, and restricting only the rights of, a Receivables Entity in connection with a Qualified Receivables Transaction, and

(2)	with respect to clause (c) only, to restrictions:

(A)

relating to Debt that is permitted to be Incurred and secured without also securing the Senior Notes pursuant to the covenants described under “—Limitation on Debt” and “—Limitation on Liens” that limit the right of the debtor to dispose of the Property securing that Debt,

(B)

encumbering Property at the time the Property was acquired by the Company or any Restricted Subsidiary, so long as the restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of the acquisition,

(C)

resulting from customary provisions restricting subletting or assignment of leases or customary provisions in other agreements (including, without limitation, intellectual property licenses entered into in the ordinary course of business) that restrict assignment of the agreements or rights thereunder, or

(D)	which are customary restrictions contained in asset sale agreements limiting the transfer of Property pending the closing of the sale.

Limitation on Transactions with Affiliates

The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an “Affiliate Transaction”), unless:

(a)	the terms of such Affiliate Transaction are:

(1)	set forth in writing, and

(2)

no less favorable to the Company or that Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Company, and

(b)

if the Affiliate Transaction involves aggregate payments or value in excess of $25.0 million, the Board of Directors (including a majority of the disinterested members of the Board of Directors) approves the Affiliate Transaction and, in its good faith judgment, believes that the Affiliate Transaction complies with clauses (a)(1) and (2) of this paragraph as evidenced by a Board Resolution promptly delivered to the trustee.

Notwithstanding the foregoing limitation, the Company or any Restricted Subsidiary may enter into or suffer to exist the following:

(a)

any transaction or series of transactions between the Company and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries in the ordinary course of business, provided that no more than 5% of the total voting power of the Voting Stock (on a fully diluted basis) of any such Restricted Subsidiary is owned by an Affiliate of the Company (other than a Restricted Subsidiary);

(b)	any Restricted Payment permitted to be made pursuant to the covenant described under “—Limitation on Restricted Payments”;

(c)

the payment of compensation (including amounts paid pursuant to employee benefit plans) for the personal services of officers, directors and employees of the Company or any of the Restricted Subsidiaries, so long as, in the case of executive officers and directors, the Board of Directors in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for the compensation to be fair consideration therefor;

(d)

loans and advances to employees made in the ordinary course of business in compliance with applicable laws and consistent with the past practices of the Company or that Restricted Subsidiary, as the case may be, provided that those loans and advances do not exceed $20.0 million in the aggregate at any one time outstanding;

(e)

any transaction effected as part of a Qualified Receivables Transaction or any transaction involving the transfer of accounts receivable of the type specified in the definition of “Credit Facility” and permitted under clause (b) of the second paragraph of the covenant described under “—Limitation on Debt”;

(f)	the Existing Policies or any transaction contemplated thereby; and

(g)	any sale of shares of Capital Stock (other than Disqualified Stock) of the Company.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors may designate any Subsidiary of the Company to be an Unrestricted Subsidiary if:

(a)	the Subsidiary to be so designated does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, the Company or any other Restricted Subsidiary, and

(b)	any of the following:

(1)	the Subsidiary to be so designated has total assets of $1,000 or less,

(2)	if the Subsidiary has consolidated assets greater than $1,000, then the designation would be permitted under the covenant entitled “Limitation on Restricted Payments,” or

(3)	the designation is effective immediately upon the entity becoming a Subsidiary of the Company.

Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary; provided, however, that the Subsidiary shall not be designated a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if either of the requirements set forth in clauses (x) and (y) of the second immediately following paragraph will not be satisfied after giving pro forma effect to the classification or if the Person is a Subsidiary of an Unrestricted Subsidiary.

Except as provided in the first sentence of the preceding paragraph, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary. In addition, neither the Company nor any Restricted Subsidiary shall at any time be directly or indirectly liable for any Debt that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its Stated Maturity upon the occurrence of a default with respect to any Debt, Lien or other obligation of any Unrestricted Subsidiary in existence and classified as an Unrestricted Subsidiary at the time the Company or the Restricted Subsidiary is liable for that Debt (including any right to take enforcement action against that Unrestricted Subsidiary).

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to the designation,

(x)	the Company could Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of the covenant described under “—Limitation on Debt,” and

(y)	no Default or Event of Default shall have occurred and be continuing or would result therefrom.

Any designation or redesignation of this kind by the Board of Directors will be evidenced to the trustee by filing with the trustee a Board Resolution giving effect to the designation or redesignation and an Officers’ Certificate that:

(a)	certifies that the designation or redesignation complies with the foregoing provisions, and

(b)

gives the effective date of the designation or redesignation, and the filing with the trustee to occur within 45 days after the end of the fiscal quarter of the Company in which the designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of the Company’s fiscal year, within 90 days after the end of that fiscal year).

Future Subsidiary Guarantors

The Company may, at any time after the Issue Date, cause one or more of its Restricted Subsidiaries to Guarantee the Senior Notes. Upon any Guarantee of the Senior Notes by a Future Guarantor, such Future Guarantor will execute and deliver to the trustee a supplemental indenture pursuant to which such Future Guarantor shall Guarantee payment of the Senior Notes.

Merger, Consolidation and Sale of Property

The Company shall not merge, consolidate or amalgamate with or into (other than a merger of a Wholly Owned Restricted Subsidiary into the Company), or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions to, any Person unless:

(a)

the Company shall be the surviving Person (the “Surviving Person”) or the Surviving Person (if other than the Company) formed by that merger, consolidation or amalgamation or to which that sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

(b)

the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture in form satisfactory to the trustee, executed and delivered to the trustee by that Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Senior Notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the indenture to be performed by the Company;

(c)	immediately after giving effect to such transaction or series of transactions on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;

(d)

immediately after giving effect to that transaction or series of transactions on a pro forma basis, the Company or the Surviving Person, as the case may be, (i) would be able to Incur at least $1.00 of additional Debt under clause (1) of the first paragraph of the covenant described under “— Certain Covenants—Limitation on Debt” or (ii) the Consolidated Fixed Charges Coverage Ratio would be greater than such ratio immediately prior to such transaction, provided, however, that this clause (d) shall not be applicable to the Company merging, consolidating or amalgamating with or into an Affiliate incorporated solely for the purpose of reincorporating the Company in another State of the United States so long as the amount of Debt of the Company and the Restricted Subsidiaries is not increased thereby; and

(e)

the Company shall deliver, or cause to be delivered, to the trustee, in form and substance reasonably satisfactory to the trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that the transaction and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to the transaction have been satisfied.

The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company under the indenture, but the predecessor Company in the case of:

(a)

a sale, transfer, assignment, conveyance or other disposition (unless that sale, transfer, assignment, conveyance or other disposition is of all the assets of the Company as an entirety or virtually as an entirety), or

(b)	a lease, shall not be released from any obligation to pay the principal of, premium, if any, and interest on, the Senior Notes.

SEC Reports

Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and provide the trustee and holders of Senior Notes with annual reports and information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to those Sections, and the information, documents and reports to be so filed and provided at the times specified for the filing of the information, documents and reports under those Sections; provided, however, that (i) the Company shall not be so obligated to file the information, documents and reports with the SEC if the SEC does not permit those filings and (ii) the electronic filing with the SEC through the SEC’s Electronic Data Gathering, Analysis, and Retrieval System (or any successor system providing for free public access to such filings) shall satisfy the Company’s obligation to provide such reports, information and documents to the trustee and the holders of Senior Notes, it being understood that the trustee shall have no responsibility to determine whether or not such information has been filed.

Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under the indenture (as to which the trustee is entitled to rely exclusively on an Officers’ Certificate).

Events of Default

Events of Default in respect of the Senior Notes include:

(1)	failure to make the payment of any interest on the Senior Notes when the same becomes due and payable, and that failure continues for a period of 30 days;

(2)

failure to make the payment of any principal of, or premium, if any, on, any of the Senior Notes when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise;

(3)	failure to comply with the covenant described under “—Merger, Consolidation and Sale of Property”;

(4)

failure to comply with any other covenant or agreement in the Senior Notes or in the indenture (other than a failure that is the subject of the foregoing clause (1), (2) or (3)) and such failure continues for 30 days after written notice is given to the Company as provided below;

(5)

a default under any Debt by the Company or any Restricted Subsidiary that results in acceleration of the maturity of that Debt, or failure to pay any Debt at maturity, in an aggregate amount greater than $50.0 million or its foreign currency equivalent at the time (the “cross acceleration provisions”);

(6)

any judgment or judgments for the payment of money in an aggregate amount in excess of $50.0 million (or its foreign currency equivalent at the time) that shall be rendered against the Company or any Restricted Subsidiary and that shall not be waived, satisfied or discharged for any period of 30 consecutive days during which a stay of enforcement shall not be in effect (the “judgment default provisions”); and

(7)	specified events involving bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary (the “bankruptcy provisions”).

A Default under clause (4) is not an Event of Default until the trustee or the holders of not less than 25% in aggregate principal amount of the Senior Notes then outstanding notify the Company of the Default and the Company does not cure that Default within the time specified after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.”

The Company shall deliver to the trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any event that with the giving of notice and the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

If an Event of Default with respect to the Senior Notes (other than an Event of Default resulting from particular events involving bankruptcy, insolvency or reorganization with respect to the Company) shall have occurred and be continuing, the trustee or the registered holders of not less than 25% in aggregate principal amount of Senior Notes then outstanding may declare to be immediately due and payable the principal amount of all the Senior Notes then outstanding, plus accrued but unpaid interest to the date of acceleration. In case an Event of Default resulting from events of bankruptcy, insolvency or reorganization with respect to the Company shall occur, the amount with respect to all the Senior Notes shall be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the Senior Notes. After any such acceleration, but before a judgment or decree based on acceleration is obtained by the trustee, the registered holders of a majority in aggregate principal amount of the Senior Notes then outstanding may, under some circumstances, rescind and annul the acceleration if all Events of Default, other than the nonpayment of accelerated principal, premium or interest, have been cured or waived as provided in the indenture.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the Senior Notes, unless the holders shall have offered to the trustee indemnity reasonably satisfactory to it against loss, liability or expense. Subject to the provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the Senior Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Senior Notes.

No holder of Senior Notes will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

(a)	that holder has previously given to the trustee written notice of a continuing Event of Default,

(b)

the registered holders of at least 25% in aggregate principal amount of the Senior Notes then outstanding have made written request and offered indemnity to the trustee reasonably satisfactory to it against loss, liability or expense to institute the proceeding as trustee, and

(c)

the trustee shall not have received from the registered holders of a majority in aggregate principal amount of the Senior Notes then outstanding a direction inconsistent with that request and shall have failed to institute the proceeding within 60 days.

However, these limitations do not apply to a suit instituted by a holder of any note for enforcement of payment of the principal of, premium, if any, or interest on, that note on or after the respective due dates expressed in that note.

Amendments and Waivers

Subject to some exceptions, the indenture may be amended with the consent of the registered holders of a majority in aggregate principal amount of the Senior Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Senior Notes) and any past default or compliance with any provisions may also be waived (except a default in the payment of principal, premium or interest and particular covenants and provisions of the indenture which cannot be amended without the consent of each holder of an outstanding note) with the consent of the registered holders of at least a majority in aggregate principal amount of the Senior Notes then outstanding. However, without the consent of each holder of an outstanding note affected thereby, no amendment may, among other things,

(1)	reduce the amount of Senior Notes whose holders must consent to an amendment or waiver,

(2)	reduce the rate of or extend the time for payment of interest on any note,

(3)	reduce the principal of or extend the Stated Maturity of any note,

(4)	make any note payable in money other than U.S. dollars,

(5)

impair the right of any holder of the Senior Notes to receive payment of principal of and interest on that holder’s Senior Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to that holder’s Senior Notes,

(6)	subordinate the Senior Notes to any other obligation of the Company,

(7)	release any security interest that may have been granted in favor of the holders of the Senior Notes other than pursuant to the terms of any agreement granting that security interest,

(8)	reduce the premium payable upon the redemption of any note nor change the time at which any note may be redeemed, as described under “—Optional Redemption,”

(9)

reduce the premium payable upon a Change of Control or, at any time after a Change of Control has occurred, change the time at which the Change of Control Offer relating thereto must be made or at which the Senior Notes must be repurchased pursuant to that Change of Control Offer, or

(10)

at any time after the Company is obligated to make a Prepayment Offer with the Excess Proceeds from Asset Sales, change the time at which the Prepayment Offer must be made or at which the Senior Notes must be repurchased pursuant thereto.

Without the consent of any holder of the Senior Notes, the Company and the trustee may amend the indenture to:

(1)	cure any ambiguity, omission, defect or inconsistency, as evidenced in an Officers’ Certificate,

(2)	provide for the assumption by a successor corporation of the obligations of the Company under the indenture,

(3)

provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes (provided that the uncertificated Senior Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Senior Notes are described in Section 163(f)(2)(B) of the Code),

(4)	add Guarantees with respect to the Senior Notes,

(5)	secure the Senior Notes, to add to the covenants of the Company for the benefit of the holders of the Senior Notes or to surrender any right or power conferred upon the Company,

(6)	make any change that does not adversely affect the rights of any holder of the Senior Notes in any material respect,

(7)	comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act, or

(8)	provide for the issuance of additional Senior Notes in accordance with the indenture.

The consent of the holders of the Senior Notes is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment becomes effective, the Company is required to mail to each registered holder of the Senior Notes at the holder’s address appearing in the security register a notice briefly describing the amendment. However, the failure to give this notice to all holders of the Senior Notes, or any defect therein, will not impair or affect the validity of the amendment.

Defeasance

The Company at any time may terminate all its obligations under the Senior Notes and the indenture (“legal defeasance”), except for particular obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Senior Notes, to replace mutilated, destroyed, lost or stolen Senior Notes and to maintain a registrar and paying agent in respect of the Senior Notes. The Company at any time may terminate:

(1)	its obligations under the covenants described under “—Repurchase at the Option of Holders Upon a Change of Control” and “—Certain Covenants,”

(2)

the operation of the cross acceleration provisions, the judgment default provisions and the bankruptcy provisions with respect to Significant Subsidiaries, described under “—Events of Default” above, and

(3)	the limitations contained in clause (d) under the first paragraph of “—Merger, Consolidation and Sale of Property” above (“covenant defeasance”).

The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Company exercises its legal defeasance option, payment of the Senior Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Senior Notes may not be accelerated because of an Event of Default specified in clause (4) (with respect to the covenants described under “—Certain Covenants”), (5), (6) or (7) (with respect only to Significant Subsidiaries) under “—Events of Default” above or because of the failure of the Company to comply with clause (d) under the first paragraph of “—Merger, Consolidation and Sale of Property” above. The legal defeasance option or the covenant defeasance option may be exercised only if:

(a)

the Company irrevocably deposits in trust with the trustee money in U.S. dollars or U.S. dollar- denominated Government Obligations for the payment of principal of and interest (including premium, if any) on the Senior Notes to maturity or redemption;

(b)

the Company delivers to the trustee a certificate of a nationally recognized accounting firm expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited Government Obligations plus any deposited money without investment will provide cash at the times and in amounts as will be sufficient to pay principal and interest (including premium, if any) when due on all the Senior Notes to maturity or redemption, as the case may be;

(c)

123 days pass after the deposit is made and during the 123-day period no Default described in clause (7) under “—Events of Default” occurs with respect to the Company or any other Person making the deposit which is continuing at the end of the period;

(d)	no Default or Event of Default has occurred and is continuing on the date of the deposit and after giving effect thereto;

(e)	the deposit does not constitute a default under any other agreement or instrument binding on the Company;

(f)

the Company delivers to the trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

(g)	in the case of the legal defeasance option, the Company delivers to the trustee an Opinion of Counsel stating that:

(1)	the Company has received from the Internal Revenue Service a ruling, or

(2)

since the date of the indenture there has been a change in the applicable Federal income tax law, to the effect, in either case, that, and based thereon the Opinion of Counsel shall confirm that, the holders of the Senior Notes will not recognize income, gain or loss for Federal income tax purposes as a result of the defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same time as would have been the case if the defeasance had not occurred;

(h)

in the case of the covenant defeasance option, the Company delivers to the trustee an Opinion of Counsel to the effect that the holders of the Senior Notes will not recognize income, gain or loss for Federal income tax purposes as a result of that covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that covenant defeasance had not occurred; and

(i)

the Company delivers to the trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Senior Notes have been complied with as required by the indenture.

Governing Law

The indenture is governed by and the Senior Notes will be governed by the internal laws of the State of New York without reference to principles of conflicts of law.

The Trustee

Wells Fargo Bank, National Association is the trustee, registrar and paying agent with regard to the Senior Notes.

Except during the continuance of an Event of Default, the trustee will perform only the duties as are specifically set forth in the indenture. During the existence of an Event of Default, the trustee will exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of that person’s own affairs.

Definitions

Set forth below is a summary of defined terms from the indenture that are used in this “Description of Notes.” Reference is made to the indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided. Unless the context otherwise requires, an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

“Additional Assets” means:

(a)	any Property (other than cash, cash equivalents, securities and inventory) to be owned by the Company or any Restricted Subsidiary and used in a Related Business; or

(b)

Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of that Capital Stock by the Company or another Restricted Subsidiary from any Person other than the Company or an Affiliate of the Company; provided, however, that, in the case of this clause (b), the Restricted Subsidiary is primarily engaged in a Related Business.

“Affiliate” of any specified Person means:

(a)	any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with that specified Person, or

(b)	any other Person who is a director or officer of that specified Person.

For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of that Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For purposes of the covenants described under “—Certain Covenants—Limitation on Transactions with Affiliates” and “—Limitation on Asset Sales” and the definition of “Additional Assets”

only, “Affiliate” shall also mean any Beneficial Owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase that Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any Beneficial Owner pursuant to the first sentence hereof.

“Applicable Premium” means, with respect to any note on any redemption date, the excess of (i) the present value on such redemption date of (A) the redemption price of such Senior Notes on May 1, 2020 (such redemption price being that described in “Optional Redemption” above), plus (B) all required remaining scheduled interest payments due on such note through May 1, 2020 computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (ii) the principal amount of such note.

“Asset Sale” means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of

(a)	any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares),

(b)	all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary, or

(c)	any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary,

other than, in the case of clause (a), (b) or (c) above,

(1)	any disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary,

(2)	any disposition that constitutes a Restricted Payment permitted by the covenant described under “—Certain Covenants—Limitation on Restricted Payments,”

(3)	any disposition effected in compliance with the first paragraph of the covenant described under “—Merger, Consolidation and Sale of Property,”

(4)	a sale of accounts receivables and related assets of the type specified in the definition of “Qualified Receivables Transaction” to a Receivables Entity,

(5)

a transfer of accounts receivables and related assets of the type specified in the definition of “Qualified Receivables Transaction” (or a fractional undivided interest therein) by a Receivables Entity in connection with a Qualified Receivables Transaction,

(6)	a transfer of accounts receivable of the type specified in the definition of “Credit Facilities” that is permitted under clause (b) of the second paragraph of “—Certain Covenants—Limitation on Debt,”

(7)	any disposition that does not (together with all related dispositions) involve assets having a Fair Market Value or consideration in excess of $100.0 million, and

(8)

any disposition that, but for this clause (8), would be an Asset Sale, if consummated at a time when, after giving pro forma effect thereto, (x) the Consolidated Total Leverage Ratio is less than or equal to 3.25 to 1.00 and (y) no Default shall have occurred and be continuing or occur as a consequence thereof.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at any date of determination,

(a)	if the Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of “Capital Lease Obligation,” and

(b)	in all other instances, the greater of:

(1)	the Fair Market Value of the Property subject to the Sale and Leaseback Transaction, and

(2)

the present value (discounted at the interest rate borne by the Senior Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in the Sale and Leaseback Transaction (including any period for which the lease has been extended).

“Average Life” means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing:

(a)

the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of that Debt or redemption or similar payment with respect to that Preferred Stock multiplied by the amount of the payment by

(b)	the sum of all payments of this kind.

“Beneficial Owner” means a beneficial owner as defined in Rule 13d-3 under the Exchange Act, except that:

(a)	a Person will be deemed to be the Beneficial Owner of all shares that the Person has the right to acquire, whether that right is exercisable immediately or only after the passage of time,

(b)

for purposes of clause (a) of the definition of “Change of Control,” Permitted Holders will be deemed to be the Beneficial Owners of any Voting Stock of a corporation or other legal entity held by any other corporation or other legal entity so long as the Permitted Holders Beneficially Own, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of that corporation or other legal entity, and

(c)

for purposes of clause (b) of the definition of “Change of Control,” any “person” or “group” (as those terms are defined in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, shall be deemed to be the Beneficial Owners of any Voting Stock of a corporation or other legal entity held by any other corporation or legal entity (the “parent corporation”), so long as that person or group Beneficially Owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of that parent corporation.

The term “Beneficially Own” shall have a corresponding meaning.

“Capital Lease Obligation” means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by that obligation shall be the capitalized amount of the obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under that lease prior to the first date upon which that lease may be terminated by the lessee without payment of a penalty. For purposes of “—Certain Covenants—Limitation on Liens,” a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

“Capital Stock” means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in that Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into that equity interest.

“Capital Stock Sale Proceeds” means the aggregate net proceeds (including the Fair Market Value of property other than cash) received by the Company from the issuance or sale (other than to a Subsidiary of the

Company or an employee stock ownership plan or trust established by the Company or the Subsidiary for the benefit of their employees) by the Company of its Capital Stock (other than Disqualified Stock) after the Issue Date, net of attorneys’ fees, accountants’ fees, initial purchasers’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with the issuance or sale and net of taxes paid or payable as a result thereof.

“Change of Control” means the occurrence of any of the following events:

(a)

if any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, becomes the Beneficial Owner, directly or indirectly, of 50% or more of the total voting power of the Voting Stock of the Company; or

(b)

the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of the Company and the Restricted Subsidiaries, considered as a whole (other than a disposition of assets as an entirety or virtually as an entirety to a Wholly Owned Restricted Subsidiary or one or more Permitted Holders) shall have occurred, or the Company merges, consolidates or amalgamates with or into any other Person (other than one or more Permitted Holders) or any other Person (other than one or more Permitted Holders) merges, consolidates or amalgamates with or into the Company, in any event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other Property, other than a transaction where:

(1)	the outstanding Voting Stock of the Company is reclassified into or exchanged for other Voting Stock of the Company or for Voting Stock of the surviving corporation or transferee, and

(2)

(i) the holders of the Voting Stock of the Company immediately prior to the transaction own, directly or indirectly, not less than a majority of the voting power of the Voting Stock of the Company or the surviving corporation or transferee immediately after the transaction and in substantially the same proportion as before the transaction or (ii) immediately after the transaction no holder of the Voting Stock of the Company or the surviving corporation or transferee owns, directly or indirectly, more than 50% of the voting power of the Voting Stock of the Company or the surviving corporation or transferee; or

(c)	the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commodity Price Protection Agreement” means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect that Person against fluctuations in commodity prices.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity most nearly equal to the period from the redemption date to May 1, 2020, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity. “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the trustee after consultation with the Company.

“Comparable Treasury Price” means, with respect to any redemption date:

(a)

the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the most recently published statistical release designated “H.15 (519)” (or any successor release) published by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” or

(b)	if such release (or any successor release) is not published or does not contain such prices on such business day, the average of the Reference Treasury Dealer Quotations for such redemption date.

“Consolidated Current Liabilities” means, as of any date of determination, the aggregate amount of liabilities of the Company and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), after eliminating:

(a)	all intercompany items between the Company and any Restricted Subsidiary or between Restricted Subsidiaries, and

(b)	all current maturities of long-term Debt.

“Consolidated Fixed Charges” means, for any period, the total interest expense (net of interest income) of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent Incurred by the Company or its Restricted Subsidiaries,

(a)	interest expense recorded for such period attributable to leases constituting part of a Sale and Leaseback Transaction and to Capital Lease Obligations,

(b)	amortization of debt discount,

(c)	capitalized interest,

(d)	non-cash interest expense,

(e)	commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing,

(f)

net costs associated with Interest Rate Agreements (including amortization of fees) (it being understood that any net benefits associated with Interest Rate Agreements shall be included in interest income),

(g)	Disqualified Stock Dividends, excluding dividends paid in Qualified Capital Stock,

(h)	Preferred Stock Dividends,

(i)	interest Incurred in connection with Investments in discontinued operations,

(j)	interest accruing on any Debt of any other Person to the extent that Debt is Guaranteed by the Company or any Restricted Subsidiary, and

(k)

the cash contributions to any employee stock ownership plan or similar trust to the extent those contributions are used by the plan or trust to pay interest or fees to any Person (other than the Company) in connection with Debt Incurred by the plan or trust.

Notwithstanding anything to the contrary contained herein, (i) amortization or write-off of debt issuance costs, deferred financing or liquidity fees, commissions, fees and expenses, call premiums, (ii) any expensing of bridge, commitment and other financing fees and (iii) commissions, discounts, yield and other fees and charges Incurred in connection with any transaction (including, without limitation, any Qualified Receivables Transaction) pursuant to which the Company or any Subsidiary of the Company may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets of the type specified in the definition of “Qualified Receivables Transaction” shall not be included in Consolidated Fixed Charges.

“Consolidated Fixed Charges Coverage Ratio” means, as of any date of determination, the ratio of:

(a)	the aggregate amount of EBITDA for the most recent four consecutive fiscal quarters ending at least 45 days prior to such determination date to

(b)	Consolidated Fixed Charges for those four fiscal quarters;

provided, however, that:

(1)	if

(A)	since the beginning of that period the Company or any Restricted Subsidiary has Incurred any Debt that remains outstanding or Repaid any Debt, or

(B)

the transaction giving rise to the need to calculate the Consolidated Fixed Charges Coverage Ratio involves an Incurrence or Repayment of Debt, Consolidated Fixed Charges for that period shall be calculated after giving effect on a pro forma basis to that Incurrence or Repayment as if the Debt was Incurred or Repaid on the first day of that period, provided that, in the event of any Repayment of Debt, EBITDA for that period shall be calculated as if the Company or such Restricted Subsidiary had not earned any interest income actually earned during such period in respect of the funds used to Repay such Debt, and

(2)	if

(A)

since the beginning of that period the Company or any Restricted Subsidiary shall have made any Asset Sale or an Investment (by merger or otherwise) in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of Property which constitutes all or substantially all of an operating unit of a business,

(B)	the transaction giving rise to the need to calculate the Consolidated Fixed Charges Coverage Ratio involves an Asset Sale, Investment or acquisition, or

(C)

since the beginning of that period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of that period) shall have made such an Asset Sale, Investment or acquisition,

EBITDA for that period shall be calculated after giving pro forma effect to the Asset Sale, Investment or acquisition as if the Asset Sale, Investment or acquisition occurred on the first day of that period.

If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on that Debt shall be calculated as if the base interest rate in effect for the floating rate of interest on the date of determination had been the applicable base interest rate for the entire period (taking into account any Interest Rate Agreement applicable to that Debt if the applicable Interest Rate Agreement has a remaining term in excess of 12 months). In the event the Capital Stock of any Restricted Subsidiary is sold during the period, the Company shall be deemed, for purposes of clause (1) above, to have Repaid during that period the Debt of that Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for that Debt after the sale.

“Consolidated Net Income” means, for any period, the net income (loss) of the Company and its consolidated Subsidiaries (excluding any net income (loss) attributable to noncontrolling interests), determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income:

(a)

any net income (loss) of any Person (other than the Company) if that Person is not a Restricted Subsidiary, except that the Company’s equity in the net income of any such Person for that period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by that Person during that period to the Company or a Restricted Subsidiary as a dividend or other distribution,

(b)

any gain (or loss) realized upon the sale or other disposition of any Property of the Company or any of its consolidated Subsidiaries (including pursuant to any Sale and Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business,

(c)	any gain or loss attributable to the early extinguishment of Debt,

(d)	any extraordinary gain or loss or cumulative effect of a change in accounting principles to the extent disclosed separately on the consolidated statement of income,

(e)	any unrealized gains or losses of the Company or its consolidated Subsidiaries on any Hedging Obligations, and

(f)

any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Company or any Restricted Subsidiary, provided, however, that if any such shares, options or other rights are subsequently redeemed for Property other than Capital Stock of the Company that is not Disqualified Stock then the Fair Market Value of such Property shall be treated as a reduction in Consolidated Net Income during the period of such redemption.

Notwithstanding the foregoing, for purposes of the covenant described under “—Certain Covenants— Limitation on Restricted Payments” only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent the dividends, repayments or transfers increase the amount of Restricted Payments permitted under that covenant pursuant to clause (c)(4) thereof.

“Consolidated Net Tangible Assets” means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries as the total assets (less accumulated depreciation, amortization, allowances for doubtful receivables, other applicable allowances and other properly deductible items) of the Company and its Restricted Subsidiaries, after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of (without duplication):

(a)	the excess of cost over fair market value of assets or businesses acquired;

(b)

any revaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter of the Company immediately preceding the Issue Date as a result of a change in the method of valuation in accordance with GAAP;

(c)

unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

(d)	noncontrolling interests in consolidated Subsidiaries held by Persons other than the Company or any Restricted Subsidiary;

(e)	treasury stock;

(f)

cash or securities set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and

(g)	Investments in and assets of Unrestricted Subsidiaries.

For the avoidance of doubt any deferred tax assets that would appear on a consolidated balance sheet of the Company and its Restricted Subsidiaries shall be included in the calculation of Consolidated Net Tangible Assets.

“Consolidated Secured Leverage Ratio” means, as of any date of determination, the ratio of the aggregate amount of all Debt secured by Liens of the Company and its Restricted Subsidiaries at the end of the most recent fiscal period, for which financial information in respect thereof is available immediately preceding the date of the transaction (the “Transaction Date”) giving rise to the need to calculate the Consolidated Secured Leverage Ratio to the aggregate amount of EBITDA for the Company for the four full fiscal quarters, treated as one period, for which financial information in respect thereof is available immediately preceding the Transaction Date (such four full fiscal quarter period being referred to herein as the “Four Quarter Period”). In addition, for purposes of calculating the ratio, the entire commitment of any revolving credit facility of the Company or any Restricted

Subsidiary shall be deemed to be fully drawn as of the date such agreement is executed, and thereafter the amount of such commitment shall be deemed to fully borrowed at all times for purposes of determining the ratio. In addition to and without limitation of the foregoing, for purposes of this definition, this ratio shall be calculated after giving effect to the following:

(a)

if since the beginning of that period the Company or any Restricted Subsidiary shall have made any Asset Sale or an Investment (by merger or otherwise) in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of Property which constitutes all or substantially all of an operating unit of a business,

(b)	if the transaction giving rise to the need to calculate the Consolidated Secured Leverage Ratio involves an Asset Sale, Investment or acquisition, or

(c)

since the beginning of the Four Quarter Period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of the Four Quarter Period) shall have made such an Asset Sale, Investment or acquisition,

EBITDA for that period shall be calculated after giving pro forma effect to the Asset Sale, Investment or acquisition as if the Asset Sale, Investment or acquisition occurred on the first day of the Four Quarter Period.

“Consolidated Tangible Assets” means, as of any date of determination, the sum of the amounts of Consolidated Net Tangible Assets and Consolidated Current Liabilities as of such date.

“Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio of the aggregate amount of all Debt at the end of the most recent fiscal period, for which financial information in respect thereof is available immediately preceding the Transaction Date giving rise to the need to calculate the Consolidated Total Leverage Ratio to the aggregate amount of EBITDA for the Company for the Four Quarter Period immediately preceding the Transaction Date. In addition, for purposes of calculating the ratio, the amount of any revolving credit facility of the Company or any Restricted Subsidiary outstanding on the Transaction Date shall be deemed to be the average daily balance outstanding under such revolving credit facility during the immediately preceding Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, this ratio shall be calculated after giving effect to the following:

(a)

if since the beginning of that period the Company or any Restricted Subsidiary shall have made any Asset Sale or an Investment (by merger or otherwise) in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of Property which constitutes all or substantially all of an operating unit of a business,

(b)	if the transaction giving rise to the need to calculate the Consolidated Total Leverage Ratio involves an Asset Sale, Investment or acquisition, or

(c)

since the beginning of the Four Quarter Period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of the Four Quarter Period) shall have made such an Asset Sale, Investment or acquisition,

EBITDA for that period shall be calculated after giving pro forma effect to the Asset Sale, Investment or acquisition as if the Asset Sale, Investment or acquisition occurred on the first day of the Four Quarter Period.

“Credit Facilities” means, with respect to the Company or any Restricted Subsidiary, one or more debt or commercial paper facilities (including related Guarantees) with banks, investment banks, insurance companies, mutual funds or other institutional lenders, providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to institutional lenders or to special purpose, bankruptcy remote entities formed to borrow from institutional lenders against those receivables or inventory) or trade or standby letters of credit, in each case together with any Refinancing thereof on any basis so long as such Refinancing constitutes Debt; provided that, in the case of a transaction in which any accounts receivable are sold, conveyed or otherwise transferred by the Company or any of its subsidiaries to another Person other than a Receivables Entity, then that transaction must satisfy the following three conditions:

(a)

if the transaction involves a transfer of accounts receivable with Fair Market Value equal to or greater than $25.0 million, the Board of Directors shall have determined in good faith that the transaction is economically fair and reasonable to the Company or the Subsidiary that sold, conveyed or transferred the accounts receivable,

(b)	the sale, conveyance or transfer of accounts receivable by the Company or the Subsidiary is made at Fair Market Value, and

(c)	the financing terms, covenants, termination events and other provisions of the transaction shall be market terms (as determined in good faith by the Board of Directors).

“Currency Exchange Protection Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect that Person against fluctuations in currency exchange rates.

“Debt” means, with respect to any Person on any date of determination (without duplication):

(a)	the principal of and premium (if any) in respect of:

(1)	debt of the Person for money borrowed, and

(2)	debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which the Person is responsible or liable;

(b)	all Capital Lease Obligations of the Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by the Person;

(c)

all obligations of the Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of the Person and all obligations of the Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(d)

all obligations of the Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (a) through (c) above) entered into in the ordinary course of business of the Person to the extent those letters of credit are not drawn upon or, if and to the extent drawn upon, the drawing is reimbursed no later than the third Business Day following receipt by the Person of a demand for reimbursement following payment on the letter of credit);

(e)

the amount of all obligations of the Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of the Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

(f)

all obligations of the type referred to in clauses (a) through (e) of other Persons and all dividends of other Persons for the payment of which, in either case, the Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

(g)

all obligations of the type referred to in clauses (a) through (f) of other Persons secured by any Lien on any Property of the Person (whether or not such obligation is assumed by the Person), the amount of such obligation being deemed to be the lesser of the value of that Property or the amount of the obligation so secured; and

(h)	to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Debt of any Person at any date shall be the outstanding balance at that date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at that date. The amount of Debt represented by a Hedging Obligation shall be equal to:

(1)	zero if the Hedging Obligation has been Incurred pursuant to clause (f), (g) or (h) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Debt,” or

(2)

if the Hedging Obligation is not Incurred pursuant to clause (f), (g) or (h) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Debt,” then 105% of the aggregate net amount, if any, that would then be payable by the Company and any Restricted Subsidiary on a per counter-party basis pursuant to Section 6(e) of the ISDA Master Agreement (Multicurrency-Cross Border) in the form published by the International Swaps and Derivatives Association in 1992 (the “ISDA Form”), as if the date of determination were a date that constitutes or is substantially equivalent to an Early Termination Date, as defined in the ISDA Form, with respect to all transactions governed by the ISDA Form, plus the equivalent amount under the terms of any other Hedging Obligations that are not Incurred pursuant to clause (f), (g) or (h) of the second paragraph of the covenant described under “—Certain Covenants— Limitation on Debt,” each such amount to be estimated in good faith by the Company.

“Debt Issuances” means, with respect to the Company or any Restricted Subsidiary, one or more issuances after the Issue Date of Debt evidenced by notes, debentures, bonds or other similar securities or instruments.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Disqualified Stock” means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:

(a)	matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

(b)	is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or

(c)

is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock, on or prior to, in the case of clause (a), (b) or (c), the first anniversary of the Stated Maturity of the Senior Notes.

“Disqualified Stock Dividends” means all dividends with respect to Disqualified Stock of the Company held by Persons other than a Wholly Owned Restricted Subsidiary. The amount of any dividend of this kind shall be equal to the quotient of the dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the Company.

“Dollar Equivalent” means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published by the Federal Reserve Board on the date of such determination.

“EBITDA” means, for any period, an amount equal to, for the Company and its consolidated Restricted Subsidiaries:

(a)	the sum of Consolidated Net Income for that period, plus the following to the extent reducing Consolidated Net Income for that period:

(1)	the provision for taxes based on income or profits or utilized in computing net loss,

(2)	Consolidated Fixed Charges,

(3)	depreciation,

(4)	amortization of intangibles,

(5)	any non-recurring expenses relating to, or arising from, any closures of facilities,

(6)	restructuring costs, facilities relocation costs and acquisition integration costs and fees (including cash severance payments) made in connection with acquisitions,

(7)	any non-cash impairment charge or asset write-off and the amortization of intangibles,

(8)	inventory purchase accounting adjustments and amortization and impairment charges resulting from other purchase accounting adjustments in connection with acquisitions,

(9)	any expenses or charges related to any offering of securities, acquisition, incurrence of Debt permitted to be incurred by the indenture (whether or not successful), and

(10)	any other non-cash items (other than any non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period), minus

(b)

all non-cash items increasing Consolidated Net Income for that period (other than any such non- cash item to the extent that it has resulted or will result in the receipt of cash payments in any period).

“Equipment Financing Transaction” means any arrangement (together with any Refinancings thereof) with any Person pursuant to which the Company or any Restricted Subsidiary Incurs Debt secured by a Lien on equipment or equipment related property of the Company or any Restricted Subsidiary.

“Equity Offering” means (i) an underwritten public equity offering of Qualified Capital Stock of the Company pursuant to an effective registration statement under the Securities Act, or any direct or indirect parent company of the Company but only to the extent contributed to the Company in the form of Qualified Capital Stock of the Company or (ii) a private equity offering of Qualified Capital Stock of the Company, or any direct or indirect parent company of the Company but only to the extent contributed to the Company in the form of Qualified Capital Stock of the Company, other than any public offerings registered on Form S-8.

“Event of Default” has the meaning set forth under “—Events of Default.”

“Exchange Act” means the Securities Exchange Act of 1934.

“Existing Bank Credit Facility” means, the Amended and Restated Credit Agreement dated as of March 21, 2014, among the Company, Levi Strauss & Co. (Canada), Inc., JPMorgan Chase Bank, N.A., as administrative agent, and the other agents and lenders from time to time party thereto, as amended as of the Issue Date.

“Existing Policies” means (1) the Company’s estate tax repurchase policy under which the Company repurchases a portion of a deceased stockholder’s shares to generate funds for payment of estate taxes and (2) the Company’s valuation policy under which the Company obtains an annual valuation of the Company’s common stock, as both policies exist at the Issue Date or as they may exist from time to time, provided that if either of these policies is materially amended after the Issue Date in a manner less favorable to the Company than the policy as existing on the Issue Date, then that amended policy shall be deemed not to be an Existing Policy.

“Fair Market Value” means, with respect to any Property, the price that could be negotiated in an arm’s length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. For purposes of the covenants described under “— Certain Covenants—Limitation on Restricted Payments” and “—Certain Covenants—Limitation on Asset Sales” and the definitions of “Qualified Receivables Transaction” and “Credit Facilities,” Fair Market Value shall be determined, except as otherwise provided,

(a)	if the Property has a Fair Market Value equal to or less than $25.0 million, by any Officer of the Company, or

(b)

if the Property has a Fair Market Value in excess of $25.0 million, by a majority of the Board of Directors and evidenced by a Board Resolution, dated within 12 months of the relevant transaction, delivered to the trustee.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary which is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

“Future Guarantor” means any Subsidiary of the Company that provides a Guarantee of the Senior Notes at any time after the Issue Date pursuant to the covenant described above under “—Certain Covenants— Future Subsidiary Guarantors.”

“GAAP” means United States generally accepted accounting principles as in effect on the Issue Date, including those set forth in the Accounting Standards Codification of the Financial Accounting Standards Board and in the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act.

“Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America or any country that is a member of the European Union on the Issue Date (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America or such European Union country is pledged and which are not callable or redeemable at the issuer’s option.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of that Person:

(a)

to purchase or pay (or advance or supply funds for the purchase or payment of) the Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep- well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or

(b)	entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.

“Hedging Obligation” of any Person means any obligation of that Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of that Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any Debt or obligation on the balance sheet of that Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of that Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of that Debt; provided further, however, that any Debt or other obligations of a Person existing at the time the Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by that Subsidiary at the time it becomes a Subsidiary; and provided further, however, that solely for purposes of determining compliance with “—Certain Covenants—Limitation on Debt,” amortization of debt discount or premium shall not be deemed to be the Incurrence of Debt, provided that in the case of Debt sold at a discount or at a premium, the amount of the Debt Incurred shall at all times be the aggregate principal amount at Stated Maturity.

“Independent Financial Advisor” means an investment banking firm of national standing or any third party appraiser of national standing, provided that the firm or appraiser is not an Affiliate of the Company.

“Interest Rate Agreement” means, for any Person, any interest rate swap agreement, interest rate option agreement or other similar agreement or arrangement designed to protect against fluctuations in interest rates.

“Investment” by any Person means any direct or indirect loan (other than advances to customers and suppliers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of that Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person. For purposes of the covenant described under “—Certain Covenants—Limitation on Restricted Payments,” “—Certain Covenants— Designation of Restricted and Unrestricted Subsidiaries” and the definition of “Restricted Payment,” “Investment” shall include the portion (proportionate to the Company’s equity interest in the Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that the Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of that Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary of an amount (if positive) equal to:

(a)	the Company’s “Investment” in that Subsidiary at the time of such redesignation, less

(b)	the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of that Subsidiary at the time of such redesignation.

In determining the amount of any Investment made by transfer of any Property other than cash, the Property shall be valued at its Fair Market Value at the time of the Investment.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Issue Date” means April 27, 2015.

“Lien” means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to that Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Available Cash” from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of that Asset Sale or received in any other non-cash form), in each case net of:

(a)

all legal, title and recording tax expenses, commissions and other fees (including, without limitation, brokers’ or investment bankers’ commissions or fees) and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of the Asset Sale,

(b)

all payments made on any Debt that is secured by any Property subject to the Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to that Property, or which must by its terms, or in order to obtain a necessary consent to the Asset Sale, or by applicable law, be repaid out of the proceeds from the Asset Sale,

(c)	all distributions and other payments required to be made to noncontrolling interest holders in Subsidiaries or joint ventures as a result of the Asset Sale, and

(d)

the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed in the Asset Sale and retained by the Company or any Restricted Subsidiary after the Asset Sale.

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, the Vice President and Global Treasurer, the Treasurer or the Assistant Treasurer of the Company.

“Officers’ Certificate” means a certificate signed by two Officers of the Company, at least one of whom shall be the principal executive officer, principal financial officer or the principal accounting officer of the Company, and delivered to the trustee.

“Opinion of Counsel” means a written opinion from legal counsel which is acceptable to the trustee. The counsel may be an employee of or counsel to the Company.

“Permitted Business” means any business that is reasonably similar, ancillary or related to, or a reasonable extension, development or expansion of, the businesses in which the Company and its Restricted Subsidiaries are engaged in on the Issue Date.

“Permitted Holders” means the holders of Voting Stock as of the Issue Date, together with any Person who is a “Permitted Transferee” of the holders, as that term is defined in the Stockholders Agreement dated as of April 15, 1996 between the Company and the stockholders of the Company party thereto, as amended, as that Stockholders Agreement was in effect on the Issue Date, except that transferees pursuant to Section 2.2(a)(x) of that Stockholders Agreement shall not be deemed to be Permitted Transferees for purposes of the indenture.

“Permitted Liens” means:

(a)

Liens (including, without limitation and to the extent constituting a Lien, negative pledges) to secure Debt in an aggregate principal amount not to exceed the greater of (x) the amount permitted to be Incurred under clause (b) of the second paragraph of the covenant described under “—Certain Covenants—Limitation on Debt,” regardless of whether the Company and the Restricted Subsidiaries are actually subject to that covenant at the time the Lien is Incurred and (y) an amount that does not cause the Consolidated Secured Leverage Ratio to exceed 3.50 to 1.0;

(b)

Liens for taxes, assessments or governmental charges or levies on the Property of the Company or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

(c)

Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens, on the Property of the Company or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

(d)

Liens on the Property of the Company or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, including banker’s liens and rights of set-off, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Company and the Restricted Subsidiaries taken as a whole;

(e)

Liens on Property at the time the Company or any Restricted Subsidiary acquired the Property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that any Lien of this kind may not extend to any other Property of the Company or any Restricted Subsidiary; provided further, however, that the Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which the Property was acquired by the Company or any Restricted Subsidiary;

(f)

Liens on the Property of a Person at the time that Person becomes a Restricted Subsidiary; provided, however, that any Lien of this kind may not extend to any other Property of the Company or any other Restricted Subsidiary that is not a direct Subsidiary of that Person; provided further, however, that the Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which the Person became a Restricted Subsidiary;

(g)

pledges or deposits by the Company or any Restricted Subsidiary under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

(h)

Liens (including, without limitation and to the extent constituting Liens, negative pledges), assignments and pledges of rights to receive premiums, interest or loss payments or otherwise arising in connection with worker’s compensation loss portfolio transfer insurance transactions or any insurance or reinsurance agreements pertaining to losses covered by insurance, and Liens (including, without limitation and to the extent constituting Liens, negative pledges) in favor of insurers or reinsurers on pledges or deposits by the Company or any Restricted Subsidiary under workmen’s compensation laws, unemployment insurance laws or similar legislation;

(i)	utility easements, building restrictions and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character;

(j)

Liens arising out of judgments or awards against the Company or a Restricted Subsidiary with respect to which the Company or the Restricted Subsidiary shall then be proceeding with an appeal or other proceeding for review;

(k)

Liens in favor of surety bonds or letters of credit issued pursuant to the request of and for the account of the Company or a Restricted Subsidiary in the ordinary course of its business, provided that these letters of credit do not constitute Debt;

(l)

leases or subleases of real property granted by the Company or a Restricted Subsidiary to any other Person in the ordinary course of business and not materially impairing the use of the real property in the operation of the business of the Company or the Restricted Subsidiary;

(m)

Liens (including, without limitation and to the extent constituting Liens, negative pledges) on intellectual property arising from intellectual property licenses entered into in the ordinary course of business;

(n)	Liens or negative pledges attaching to or related to joint ventures engaged in a Related Business, restricting Liens on interests in those joint ventures;

(o)	Liens existing on the Issue Date not otherwise described in clauses (a) through (n) above;

(p)

Liens not otherwise described in clauses (a) through (o) above on (x) the Property of any Foreign Subsidiary to secure any Debt permitted to be Incurred by the Foreign Subsidiary pursuant to the covenant described under “—Certain Covenants—Limitation on Debt” and (y) the Property of the Company or any Restricted Subsidiary to secure any Debt permitted to be incurred under clause (l) of such covenant;

(q)

Liens on the Property of the Company or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clause (d), (e), (f), (j) or (k) above; provided, however, that any Lien of this kind shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property) and the aggregate principal amount of Debt that is secured by the Lien shall not be increased to an amount greater than the sum of:

(1)

the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under clause (d), (e), (f), (j) or (k) above, as the case may be, at the time the original Lien became a Permitted Lien under the indenture, and

(2)	an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by the Company or the Restricted Subsidiary in connection with the Refinancing;

(r)	Liens not otherwise permitted by clauses (a) through (q) above that are Liens permitted by the Existing Bank Credit Facility as they exist on the Issue Date;

(s)	Liens on cash or Temporary Cash Investments held as proceeds of Permitted Refinancing Debt pending the payment, purchase, defeasance or other retirement of the Debt being Refinanced; and

(t)

Liens not otherwise permitted by clauses (a) through (s) above encumbering assets having an aggregate Fair Market Value not in excess of the greater of (i) $250.0 million and (ii) 15% of Consolidated Net Tangible Assets, as determined based on the consolidated balance sheet of the Company as of the end of the most recent fiscal quarter ending at least 45 days prior to the date the Lien shall be Incurred.

“Permitted Refinancing Debt” means any Debt that Refinances any other Debt, including any successive Refinancings, so long as:

(a)	the new Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

(1)	the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced, and

(2)	an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to the Refinancing,

(b)	the Average Life of the new Debt is equal to or greater than the Average Life of the Debt being Refinanced,

(c)	the Stated Maturity of the new Debt is no earlier than the Stated Maturity of the Debt being Refinanced, and

(d)	the new Debt shall not be senior in right of payment to the Debt that is being Refinanced; provided, however, that Permitted Refinancing Debt shall not include:

(x)	Debt of a Subsidiary that Refinances Debt of the Company, or

(y)	Debt of the Company or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

“Person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of that Person, over shares of any other class of Capital Stock issued by that Person.

“Preferred Stock Dividends” means all dividends with respect to Preferred Stock of Restricted Subsidiaries held by Persons other than the Company or a Wholly Owned Restricted Subsidiary. The amount of any dividend of this kind shall be equal to the quotient of the dividend divided by the difference between one and the maximum statutory federal income rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of the Preferred Stock.

“Productive Assets” means assets (other than securities and inventory) that are used or usable by the Company and its Restricted Subsidiaries in Permitted Businesses.

“pro forma” means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation performed in accordance with Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the Board of Directors of the Company, or otherwise a calculation made in good faith by the Board of Directors of the Company, as the case may be.

“Property” means, with respect to any Person, any interest of that Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to the indenture, the value of any Property shall be its Fair Market Value.

“Purchase Money Debt” means Debt:

(a)

consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds, in each case where the maturity of the Debt does not exceed the anticipated useful life of the Property being financed, and

(b)	Incurred to finance the acquisition, construction or lease by the Company or a Restricted Subsidiary of the Property, including additions and improvements thereto;

provided, however, that the Debt is Incurred within 180 days after the acquisition, construction or lease of the Property by the Company or Restricted Subsidiary.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Stock.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to:

(a)	a Receivables Entity (in the case of a transfer by the Company or any of its Subsidiaries), and

(b)	any other Person (in the case of a transfer by a Receivables Entity),

or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing those accounts receivable, all contracts and all Guarantees or other obligations in respect of those accounts receivable, proceeds of those accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable; provided that:

(1)

if the transaction involves a transfer of accounts receivable with Fair Market Value equal to or greater than $25.0 million, the Board of Directors shall have determined in good faith that the Qualified Receivables Transaction is economically fair and reasonable to the Company and the Receivables Entity,

(2)	all sales of accounts receivable and related assets to or by the Receivables Entity are made at Fair Market Value, and

(3)	the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Board of Directors).

The grant of a security interest in any accounts receivable of the Company or any of its Restricted Subsidiaries to secure the Credit Facilities shall not be deemed a Qualified Receivables Transaction.

“Rating Agencies” mean Moody’s and S&P.

“Real Estate Financing Transaction” means any arrangement with any Person pursuant to which the Company or any Restricted Subsidiary Incurs Debt secured by a Lien on real property of the Company or any Restricted Subsidiary and related personal property together with any Refinancings thereof.

“Receivables Entity” means a Wholly Owned Subsidiary of the Company (or another Person formed for the purposes of engaging in a Qualified Receivables Transaction with the Company in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Company and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to that business, and (with respect to any Receivables Entity formed after the Issue Date) which is designated by the Board of Directors (as provided below) as a Receivables Entity and

(a)	no portion of the Debt or any other obligations (contingent or otherwise) of which

(1)

is Guaranteed by the Company or any Subsidiary of the Company (excluding Guarantees of obligations (other than the principal of, and interest on, Debt) pursuant to Standard Securitization Undertakings),

(2)	is recourse to or obligates the Company or any Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings, or

(3)

subjects any property or asset of the Company or any Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(b)

with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or the Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company; and

(c)

to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve the entity’s financial condition or cause the entity to achieve certain levels of operating results other than pursuant to Standard Securitization Undertakings.

Any designation of this kind by the Board of Directors shall be evidenced to the trustee by filing with the trustee a certified copy of the resolution of the Board of Directors giving effect to the designation and an Officers’ Certificate certifying that the designation complied with the foregoing conditions.

“Reference Treasury Dealer” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and one other financial institution chosen by the Company and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company or Reference Treasury Dealer, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

“Refinance” means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, repurchase, redeem, defease or retire, or to issue other Debt, in exchange or replacement for, that Debt. “Refinanced” and “Refinancing” shall have correlative meanings.

“Related Business” means any business that is related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Issue Date.

“Repay” means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire that Debt. “Repayment” and “Repaid” shall have correlative meanings. For purposes of the covenants described under “—Certain Covenants—Limitation on Asset Sales” and “—Certain Covenants— Limitation on Debt” and the definition of “Consolidated Fixed Charges Coverage Ratio,” Debt shall be considered to have been Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith.

“Restricted Payment” means:

(a)

any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the Company or any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into the Company or any Restricted Subsidiary), except for any dividend or distribution that is made to the Company or the parent of the Restricted Subsidiary or any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of the Company;

(b)

the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary (other than from the Company or a Restricted Subsidiary) or any securities exchangeable for or convertible into Capital Stock of the Company or any Restricted Subsidiary, including the exercise of any option to exchange any Capital Stock (other than for or into Capital Stock of the Company that is not Disqualified Stock);

(c)

the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition); or

(d)

the issuance, sale or other disposition of Capital Stock of any Restricted Subsidiary to a Person other than the Company or another Restricted Subsidiary if the result thereof is that the Restricted Subsidiary shall cease to be a Restricted Subsidiary, in which event the amount of the “Restricted Payment” shall be the Fair Market Value of the remaining interest, if any, in the former Restricted Subsidiary held by the Company and the other Restricted Subsidiaries.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary. thereof.

“S&P” means Standard & Poor’s Ratings Service or any successor to the rating agency business

“Sale and Leaseback Transaction” means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers that Property to another Person and the Company or a Restricted Subsidiary leases it from that other Person together with any Refinancings thereof.

“Securities Act” means the Securities Act of 1933.

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which are customary in an accounts receivable securitization transaction involving a comparable company.

“Stated Maturity” means, with respect to any security, the date specified in the security as the fixed date on which the payment of principal of the security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of the security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless that contingency has occurred).

“Subordinated Obligation” means any Debt of the Company (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Senior Notes pursuant to a written agreement to that effect.

“Subsidiary” means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by:

(a)	that Person,

(b)	that Person and one or more Subsidiaries of that Person, or

(c)	one or more Subsidiaries of that Person.

“Temporary Cash Investments” means any of the following:

(a)	Investments in U.S. Government Obligations maturing within 365 days of the date of acquisition thereof;

(b)

Investments in time deposit accounts, banker’s acceptances, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating in excess of $500.0 million or issued by a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development having total assets in excess of $500.0 million (or its foreign currency equivalent at the time), and in any case whose long-term debt is rated “A-3” or “A-” or higher according to Moody’s or S&P (or a similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act));

(c)	repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) entered into with:

(1)	a bank meeting the qualifications described in clause (b) above, or

(2)	any primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York;

(d)

Investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any other country that is a member of the Organization for Economic Cooperation and Development, and in any case with a rating at the time as of which any Investment therein is made of “P-1” (or higher) according to Moody’s or “A1” (or higher) according to S&P (or a similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act)); and

(e)

direct obligations (or certificates representing an ownership interest in such obligations) of any state of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of such state is pledged and which are not callable or redeemable at the issuer’s option, provided that:

(1)

the long-term debt of the state is rated “A-3” or “A-” or higher according to Moody’s or S&P (or a similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act)), and

(2)	the obligations mature within 180 days of the date of acquisition thereof.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the yield to maturity of the Comparable Treasury Issue, compounded semi-annually, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Unrestricted Subsidiary” means:

(a)

any Subsidiary of the Company that is designated after the Issue Date as an Unrestricted Subsidiary as permitted or required pursuant to the covenant described under “—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries” and is not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto; and

(b)	any Subsidiary of an Unrestricted Subsidiary.

“Voting Stock” of any Person means all classes of Capital Stock or other interests (including partnership interests) of that Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Restricted Subsidiary” means, at any time, a Restricted Subsidiary all the Voting Stock of which (except directors’ qualifying shares) is at that time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.

EXCHANGE OFFER; REGISTRATION RIGHTS

In this section, the words “Company,” “we,” “us” and “our” refer only to Levi Strauss & Co. and not to any of its subsidiaries. We have agreed, pursuant to a registration rights agreement with the initial purchasers for the benefit of the holders of the notes (the “Registration Rights Agreement”), that we will, at our cost: (a) not later than 90 days after the date of original issuance of the old notes, file a registration statement (the “Exchange Offer Registration Statement”) with the SEC with respect to a registered offer to exchange the old notes for the exchange notes having terms substantially identical in all material respects to the old notes (except that the exchange notes will not contain terms with respect to transfer restrictions) and (b) cause the Exchange Offer Registration Statement to be declared effective under the Securities Act not later than 180 days after the date of original issuance of the old notes. Upon the effectiveness of the Exchange Offer Registration Statement, we will offer the exchange notes in exchange for surrender of the old notes (the “Registered Exchange Offer”). We will keep the Registered Exchange Offer open for not less than 30 days (or longer if required by applicable law) and not more than 45 days after the date notice of the Registered Exchange Offer is mailed to the holders of the old notes. For each old note surrendered to us pursuant to the Registered Exchange Offer, the holder of such old note will receive an exchange note having a principal amount equal to that of the surrendered note. Interest on each exchange note will accrue from the last interest payment date on which interest was paid on the old note surrendered in exchange therefor or, if no interest has been paid on the old note surrendered, from the date of its original issue. Under existing SEC interpretations, the exchange notes would be freely transferable by holders of the old notes (other than affiliates of the Company) after the Registered Exchange Offer without further registration under the Securities Act if such holder represents that (a) it is acquiring the exchange notes in the ordinary course of its business, (b) it has no arrangement or understanding with any person to participate in the distribution of the exchange notes and (c) it is not an affiliate of the Company, as those terms are interpreted by the SEC; provided that broker-dealers (“Participating Broker-Dealers”) receiving exchange notes in the Registered Exchange Offer will have a prospectus delivery requirement with respect to resales of such exchange notes. The SEC has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to exchange notes (other than a resale of an unsold allotment from the original sale of the old notes) with the prospectus contained in the Exchange Offer Registration Statement. Under the Registration Rights Agreement, we are required to allow Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of exchange notes.

A holder of old notes (other than certain specified holders) who wishes to exchange old notes for exchange notes in the Registered Exchange Offer will be required to represent that (a) any exchange notes to be received by it will be acquired in the ordinary course of its business, (b) at the time of the commencement of the Registered Exchange Offer, it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes and (c) it is not an “affiliate” of the Company, as defined in Rule 405 of the Securities Act, or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

In the event that (a) applicable interpretations of the staff of the SEC do not permit us to effect such a Registered Exchange Offer, (b) for any other reason the Exchange Offer Registration Statement is not declared effective within 180 days after the date of the original issuance of the old notes or the Registered Exchange Offer is not consummated within 210 days after the original issuance of the old notes, (c) the initial purchasers so request within 45 days of consummation of the Registered Exchange Offer with respect to old notes not eligible to be exchanged for exchange notes in the Registered Exchange Offer, or (d) any holder of old notes (other than an initial purchaser) is not eligible to participate in the Registered Exchange Offer or does not receive freely tradeable exchange notes in the Registered Exchange Offer other than by reason of the holder being an affiliate of the Company (it being understood that the requirement that a Participating Broker-Dealer deliver the prospectus contained in the Exchange Offer Registration Statement in connection with sales of exchange notes shall not result in such exchange notes being not “freely tradeable”), we will, at our cost, (1) as promptly as practicable, file a registration statement under the Securities Act covering continuous resales of the old notes (the

“Shelf Registration Statement”), (2) cause the Shelf Registration Statement to be declared effective under the Securities Act, and (3) use our best efforts to keep the Shelf Registration Statement effective until two years after the closing date of the offering of the old notes. We will, in the event a Shelf Registration Statement is filed, among other things, provide to each holder for whom the Shelf Registration Statement was filed copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take other actions as are required to permit unrestricted resales of the old notes or the exchange notes. A holder selling the old notes or the exchange notes, in each case pursuant to the Shelf Registration Statement, generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to applicable civil liability provisions under the Securities Act in connection with sales of that kind and will be bound by the provisions of the Registration Rights Agreement which are applicable to that holder (including certain indemnification obligations).

If (a) on or prior to the 90th day following the date of original issuance of the old notes, neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed with the SEC, (b) on or prior to the 180th day following the date of original issuance of the old notes, neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been declared effective, (c) on or prior to the 210th day following the date of original issuance of the old notes, neither the Registered Exchange Offer has been consummated nor the Shelf Registration Statement has been declared effective, or (d) after either the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, the registration statement thereafter ceases to be effective or usable (subject to particular exceptions) in connection with resales of the old notes or the exchange notes, in each case in accordance with and during the periods specified in the Registration Rights Agreement (each event referred to in clauses (a) through (d), a “Registration Default”), interest (“Special Interest”) will accrue on the principal amount of the old notes and the exchange notes (in addition to the stated interest on the old notes and the exchange notes) from and including the date on which the Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. Special Interest will accrue at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of the Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall the rate exceed 1.00% per annum. The summary herein of provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, copies of which are available upon request to the Company.

BOOK-ENTRY, DELIVERY AND FORM

General

The exchange notes will be represented by one or more global notes in registered form without interest coupons attached (collectively, the “Global Notes”). The Global Notes representing the notes will be deposited with a custodian for DTC, and registered in the name of Cede & Co., as nominee of DTC.

Ownership of interests in the Global Notes (“Book-Entry Interests”) will be limited to persons that have accounts with DTC, or persons that hold interests through such participants.

Book-Entry Interests will be shown on, and transfers thereof will be done only through, records maintained in book-entry form by DTC and its participants. The laws of some jurisdictions, including certain states of the U.S., may require that certain purchasers of securities take physical delivery of such securities in definitive form. The foregoing limitations may impair your ability to own, transfer or pledge Book-Entry Interests. In addition, while the notes are in global form, holders of Book-Entry Interests are not considered the owners or “holders” of notes for any purpose.

So long as the notes are held in global form, DTC (or its nominees) will be considered the sole holders of Global Notes for all purposes under the indenture governing the notes. In addition, participants in DTC must rely on the procedures of DTC and indirect participants must rely on the procedures of DTC and the participants through which they own Book-Entry Interests, to transfer their interests or to exercise any rights of holders under the indenture.

Neither the Company nor the Trustee has any responsibility or liability for any aspect of the records relating to the Book-Entry Interests.

Redemption of the Global Notes

In the event any Global Note (or any portion thereof) is redeemed, DTC (or its nominees) will redeem an equal amount of the Book-Entry Interests in such Global Note from the amount received by it in respect of the redemption of such Global Note. The redemption price payable in connection with the redemption of such Book-Entry Interests will be equal to the amount received by DTC in connection with the redemption of such Global Note (or any portion thereof). The Company understands that, under existing practices of DTC, if fewer than all of the notes are to be redeemed at any time, DTC will credit its participants’ accounts on a proportionate basis (with adjustments to prevent fractions) or by lot or on such other basis as they deem fair and appropriate; provided, however, that no Book-Entry Interest of $2,000 principal amount or less may be redeemed in part.

Payments on Global Notes

The Company will make payments of any amounts owing in respect of the Global Notes (including principal, premium, if any, interest, and Additional Amounts, if any) to DTC or its nominee, which will distribute such payments to participants in accordance with its procedures. The Company will make payments of all such amounts without deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature except as may be required by law. The Company expects that standing customer instructions and customary practices will govern payments by participants to owners of Book-Entry Interests held through such participants.

Under the terms of the indenture, the Company and the Trustee will treat the registered holders of the Global Notes (e.g., DTC (or its nominees)) as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, none of the Company, the Trustee or any of their respective agents has or will have any responsibility or liability for:

•

any aspect of the records of DTC or any participant or indirect participant relating to payments made on account of a Book-Entry Interest or for maintaining, supervising or reviewing the records of DTC, or any participant or indirect participant relating to or payments made on account of a Book-Entry Interest; or

•	DTC or any participant or indirect participant.

Payments by participants to owners of Book-Entry Interests held through participants are the responsibility of such participants.

Currency of Payment for the Global Notes

Except as may otherwise be agreed between DTC and any holder, the principal of, premium, if any, and interest on, and all other amounts payable in respect of, the Global Notes will be paid to holders of interests in such notes (the “DTC Holders”) through DTC in U.S. dollars.

Payments will be subject in all cases to any fiscal or other laws and regulations (including any regulations of the applicable clearing system) applicable thereto. None of the Company, the Trustee or any of their respective agents will be liable to any holder of a Global Note or any other person for any commissions, costs, losses or expenses in relation to or resulting from any currency conversion or rounding effected in connection with any such payment.

Action by Owners of Book-Entry Interests

DTC has advised the Company that it will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the Book-Entry Interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. DTC will not exercise any discretion in the granting of consents, waivers or the taking of any other action in respect of the Global Notes. However, if there is an event of default under the notes, DTC reserves the right to exchange the Global Notes for definitive registered notes in certificated form (the “Definitive Registered Notes”), and to distribute Definitive Registered Notes to its participants.

Transfers

Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which rules and procedures may change from time to time.

Any Book-Entry Interest in one of the Global Notes that is transferred to a person who takes delivery in the form of a Book-Entry Interest in any other Global Note of the same series will, upon transfer, cease to be a Book-Entry Interest in the first-mentioned Global Note and become a Book-Entry Interest in such other Global Note, and accordingly will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to Book-Entry Interests in such other Global Note for as long as it remains such a Book-Entry Interest.

Definitive Registered Notes

Under the terms of the indenture, owners of the Book-Entry Interests will receive Definitive Registered Notes:

•

if DTC notifies the Company that it is unwilling or unable to continue as depositary for the Global Note, or DTC ceases to be a clearing agency registered under the U.S. Exchange Act of 1934, as amended (the “Exchange Act”) and, in either case, a qualified successor depositary is not appointed by the Company within 120 days;

•	if an event of default under the indenture occurred or is continuing and the owner of a Book-Entry Interest requests such exchange in writing delivered through DTC.

In the case of the issuance of Definitive Registered Notes, the holder of a Definitive Registered Note may transfer such note by surrendering it to the registrar. In the event of a partial transfer or a partial redemption of a holding of Definitive Registered Notes represented by one Definitive Registered Note, a Definitive Registered Note shall be issued to the transferee in respect of the part transferred, and a new Definitive Registered Note in respect of the balance of the holding not transferred or redeemed shall be issued to the transferor or the holder, as applicable; provided that no Definitive Registered Note in a denomination less than $2,000 shall be issued. The Company will bear the cost of preparing, printing, packaging and delivering the Definitive Registered Notes.

The Company shall not be required to register the transfer or exchange of Definitive Registered Notes for a period of 15 calendar days preceding (a) the record date for any payment of interest on the notes, (b) any date fixed for redemption of the notes or (c) the date fixed for selection of the notes to be redeemed in part. Also, the Company is not required to register the transfer or exchange of any notes selected for redemption. In the event of the transfer of any Definitive Registered Note, the transfer agent may require a holder, among other things, to furnish appropriate endorsements and transfer documents as described in the indenture. The Company may require a holder to pay any taxes and fees required by law and permitted by the indenture and the notes.

If Definitive Registered Notes are issued and a holder thereof claims that such Definitive Registered Notes have been lost, destroyed or wrongfully taken or if such Definitive Registered Notes are mutilated and are surrendered to the registrar or at the office of a transfer agent, the Company shall issue and the trustee shall authenticate a replacement Definitive Registered Note if the Trustee’s and the Company’s requirements are met. The Trustee or the Company may require a holder requesting replacement of a Definitive Registered Note to furnish an indemnity bond sufficient in the judgment of both the Trustee and the Company to protect the Company, the Trustee or the paying agent appointed pursuant to the indenture from any loss which any of them may suffer if a Definitive Registered Note is replaced. The Company may charge for its expenses in replacing a Definitive Registered Note.

In case any such mutilated, destroyed, lost or stolen Definitive Registered Note has become or is about to become due and payable, or is about to be redeemed or purchased by the Company pursuant to the provisions of the indenture, the Company in its discretion may, instead of issuing a new Definitive Registered Note, pay, redeem or purchase such Definitive Registered Note, as the case may be.

Definitive Registered Notes may be transferred and exchanged for Book-Entry Interests in a Global Note only in accordance with the indenture.

Information Concerning DTC

The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes by DTC We take no responsibility for these operations and procedures and urge investors to contact DTC or its participants directly to discuss these matters.

The Company understands as follows with respect to DTC:

DTC is:

•	a limited purpose trust company organized under the New York Banking Law;

•	a “banking organization” under New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of transactions among its participants. It does this through electronic book-entry changes in the accounts of securities participants, eliminating the need for physical movement of securities certificates. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant also have access to the DTC system and are known as indirect participants.

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of an owner of a beneficial interest to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be limited by the lack of a definitive certificate for that interest. The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests to such persons may be limited. In addition, owners of beneficial interests through the DTC system will receive distributions attributable to the Global Notes only through DTC participants.

Global Clearance and Settlement Under the Book-Entry System

The notes are expected to trade in DTC’s Same-Day Funds Settlement System and any permitted secondary market trading activity in the notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any certificated notes will also be settled in immediately available funds. Subject to compliance with the transfer restrictions applicable to the Global Notes, cross-market transfers of Book-Entry Interests in the notes between the participants in DTC will be done through DTC in accordance with DTC’s rules.

Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants in DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Trustee, the registrar, any transfer agent or any paying agent will have any responsibility for the performance by DTC or its participants or indirect participants, of their respective obligations under the rules and procedures governing their operations.

Secondary Market Trading

The Book-Entry Interests will trade through participants of DTC and will settle in same day funds. Since the purchase determines the place of delivery, it is important to establish at the time of trading of any Book-Entry Interests where both the purchaser’s and the seller’s accounts are located to ensure that settlement can be made on the desired value date.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

This general discussion of certain U.S. federal income tax consequences applies to you if you acquired the old notes for cash in the offering of the old notes for their initial offering price, exchange the old notes for exchange notes and hold the exchange notes as a “capital asset,” as defined in Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion, however, does not address state, local or foreign tax laws or any U.S. federal tax laws other than income tax laws (such as estate or gift tax laws or the Medicare tax on certain investment income). In addition, it does not describe all of the rules which may affect the U.S. federal income tax treatment of your investment in the exchange notes. For example, special rules not discussed here may apply to you if you are:

•	a broker-dealer, a dealer in securities, a trader in securities who elects to apply a mark-to-market method of accounting or a bank or other financial institution;

•	an S corporation, partnership or other pass-through entity (or an investor in such an entity);

•	an insurance company;

•	a tax-exempt entity;

•	a person subject to the alternative minimum tax provisions of the Code;

•	a U.S. Holder (as defined below) who holds exchange notes through a non-U.S. broker or other non-U.S. intermediary;

•	a person holding the exchange notes as part of a hedge, straddle, conversion transaction or other risk reduction or constructive sale transaction;

•	an expatriate of the United States; or

•	a U.S. person whose functional currency is not the U.S. dollar.

If a partnership holds the exchange notes, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partnership or a partner of a partnership holding exchange notes, you should consult your tax advisor.

This discussion is a summary of certain U.S. federal income tax consequences that may apply to you based on current U.S. federal income tax law. This discussion is based on current provisions of the Code, U.S. Treasury regulations, published rulings, and court decisions, all as of the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect. There can be no assurances that the Internal Revenue Service (the “IRS”) or any court will agree with the statements and conclusions in this discussion.

This discussion may not cover your particular circumstances because it does not consider foreign, state or local tax rules or U.S. federal tax rules other than income tax rules, disregards certain special U.S. federal income tax rules, and does not describe future changes in U.S. federal income tax rules. Please consult your tax advisor rather than relying on this general discussion.

Exchange of Old Notes for Exchange Notes

The exchange of old notes for exchange notes pursuant to an exchange offer will not be a taxable event for U.S. federal income tax purposes. Your basis in the old notes will carry over to the exchange notes received (as will any election to amortize premium with respect to an old note, as discussed below) and the holding period of the exchange notes will include the holding period of old notes surrendered.

Effect of Certain Contingencies

In certain circumstances, we may be obligated to make payments on the exchange notes in excess of stated interest and principal payments, or to make payments on the notes in advance of their scheduled dates. These obligations may implicate the provisions of Treasury regulations relating to “contingent payment debt instruments.” According to applicable Treasury regulations, such contingencies will not cause the exchange notes to be treated as contingent payment debt instruments, if, as of the date the exchange notes are issued, such contingencies, in the aggregate, are considered “remote” or “incidental.” We intend to take the position that the foregoing contingencies do not cause the exchange notes to be subject to the contingent payment debt instrument rules. Our determination is binding on a holder unless such holder discloses its contrary position in the manner required by applicable Treasury regulations. Our determination is not, however, binding on the IRS, and if the IRS were to successfully challenge this determination, a holder subject to U.S. federal income taxation might be required to accrue interest income at a higher rate than the stated interest rate, and to treat as ordinary income (rather than capital gain) any gain recognized on the taxable disposition of an exchange note. Prospective investors should consult their tax advisers about the possible application of the contingent payment debt instruments rules to the exchange notes. The remainder of this discussion assumes that the exchange notes will not be treated as contingent payment debt instruments.

U.S. Holders

If you are a “U.S. Holder,” as defined below, this section applies to you. Otherwise, the next section, “Non-U.S. Holders,” applies to you.

Definition of U.S. Holder

For purposes of this discussion, you are a “U.S. Holder” if you are a beneficial owner of exchange notes that, for U.S. federal income tax purposes, is:

•

an individual who is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or who meets the “substantial presence” test under Section 7701(b) of the Code;

•	a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust, if a U.S. court can exercise primary supervision over the administration of the trust and one or more U.S. persons can control all substantial decisions of the trust, or if the trust was in existence on August 20, 1996 and has elected to continue to be treated as a U.S. person.

Stated Interest

You must generally include the stated interest on the exchange notes in ordinary income:

•	when you receive it, if you use the cash method of accounting for U.S. federal income tax purposes; or

•	as it accrues, if you use the accrual method of accounting for U.S. federal income tax purposes.

Amortizable Bond Premium

If you acquired an old note for an amount (excluding any amount attributable to pre-issuance accrued interest) that is greater than the stated principal amount on the old note, you will be considered to have purchased such old note with bond premium equal to such excess. A U.S. Holder generally may elect to amortize such premium using a constant yield method over the remaining term of the old note (or the exchange note, as applicable) as an offset to stated interest when includible in income under the U.S. Holder’s regular method of accounting for tax purposes. However, because the old notes (or the exchange notes, as applicable) can be redeemed by us under certain circumstances for a price equal to or greater than the principal amount prior to their maturity date, special rules may affect the amount and timing of the deduction. Any such election shall apply to all debt instruments (other than debt instruments the interest on which is excludable from gross income) held at the beginning of the first taxable year to which the election applies or thereafter acquired, and is irrevocable without the consent of the IRS. If you elect to amortize premium with respect to an old note (or the exchange note, as applicable), you will be required to reduce your adjusted tax basis in such old note by the amount of the premium amortized. A U.S. Holder that acquired an old note with amortizable bond premium should consult its tax advisor regarding the consequences of making the amortizable bond premium election and the availability of other elections for U.S. federal income tax purposes.

Sale or Other Taxable Disposition of Exchange Notes

You generally will recognize taxable gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of an exchange note equal to the difference, if any, between the amount you receive for the exchange note (in cash or other property, valued at fair market value), other than amounts attributable to accrued and unpaid interest on the exchange note, and your tax basis in the exchange note. Your tax basis in an exchange note generally will equal your cost for the exchange (excluding any pre-issuance accrued interest).

Any gain or loss will generally be a long-term capital gain or loss if you have held the exchange note for more than one year. Otherwise, it will be a short-term capital gain or loss. Non-corporate U.S. Holders generally are eligible for a reduced rate of taxation on long-term capital gain. The deductibility of capital losses is subject to limitations. Payments attributable to accrued and unpaid interest which you have not yet included in income will be taxed as ordinary income.

Non-U.S. Holders

Definition of Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of exchange notes that, for U.S. federal income tax purposes, is an individual, corporation, estate or trust that is not a U.S. Holder.

Interest

Subject to the discussion of backup withholding and FATCA below, interest income of a Non-U.S. Holder that is not effectively connected with a United States trade or business generally will not be subject to U.S. federal income tax. In addition, under the “portfolio interest exemption,” you will not be subject to U.S. federal withholding tax on interest that is not effectively connected with a United States trade or business paid on the exchange notes if:

•

you represent that you are the beneficial owner of exchange notes and not a U.S. person for U.S. federal income tax purposes and you provide your name and address to the applicable withholding agent on a properly executed applicable IRS Form W-8 (or a suitable substitute form) signed under penalties of perjury; or

•

a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business holds the exchange notes on your behalf, certifies to the applicable withholding agent under penalty of perjury that it has received a properly executed applicable IRS Form W-8 (or a suitable substitute form) from you or from another qualifying financial institution intermediary, and provides a copy to the applicable withholding agent.

Special certification rules apply to foreign partnerships, estates, and trusts, and in certain circumstances, certifications as to the foreign status of partners, trust owners, or beneficiaries may have to be provided to the applicable withholding agent. In addition, special certification rules apply to payments made through a qualified intermediary.

You will not, however, qualify for the portfolio interest exemption described above if:

•	you own, actually or constructively, stock possessing 10% or more of the total combined voting power of all classes of our capital stock which is entitled to vote;

•	you are a controlled foreign corporation with respect to which we are a “related person” within the meaning of Section 864(d)(4) of the Code; or

•	you are a bank receiving interest described in Section 881(c)(3)(A) of the Code.

If you do not claim, or do not qualify for, the benefit of the portfolio interest exemption, you will be subject to a 30% withholding tax on payments of interest made on the exchange notes that are not effectively connected with a United States trade or business unless you are able to claim the benefit of a reduced withholding tax rate under an applicable income tax treaty. The required information for claiming treaty benefits is generally submitted on an applicable IRS Form W-8 (or a suitable substitute form).

Except to the extent that an applicable income tax treaty otherwise provides, (i) a Non-U.S. Holder generally will be taxed in the same manner as a U.S. Holder with respect to interest that is effectively connected with a United States trade or business of the Non-U.S. Holder and (ii) in some circumstances, a corporate Non-U.S. Holder may also be subject to a “branch profits tax” at a 30% rate (or, if applicable, a lower treaty rate) on its effectively connected earnings and profits (subject to adjustments). Even though effectively connected interest is subject to income tax, and may be subject to the branch profits tax, it is not subject to withholding tax if the holder delivers a properly executed IRS Form W-8ECI or other applicable form (or a suitable substitute form) to the applicable withholding agent.

Sale or Other Taxable Disposition of Exchange Notes

Subject to discussion of FATCA and backup withholding below, you generally will not be subject to U.S. federal income tax or withholding tax on any gain recognized on a sale, exchange, redemption, retirement, or other taxable disposition of an exchange note unless (i) the gain is effectively connected with a U.S. trade or business, in which case such gain generally will be taxed in the same manner as effectively connected interest (as described above) and a corporate Non-U.S. Holder may also be subject to a “branch profits tax” at a 30% rate (or, if applicable, a lower treaty rate) on its effectively connected earnings and profits (subject to adjustments) or (ii) you are an individual who was present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case you generally will be subject to a U.S. federal income tax of 30% (or a reduced treaty rate) on such gain (net of certain U.S. source losses). In the event that a payment is attributable to accrued and unpaid interest, the rules applicable to payments of interest described above will apply.

Foreign Accounts Tax Compliance Act (“FATCA”)

Under the provisions of the Code referred to as FATCA, additional U.S. federal withholding tax may apply to certain types of payments made to “foreign financial institutions,” as specially defined under such rules, and certain other non-U.S. entities (including in circumstances where the foreign financial institution or other non-U.S. entity is acting as an intermediary). The legislation imposes a 30% withholding tax on interest on exchange notes paid to a foreign financial institution unless the foreign financial institution enters into an agreement with the U.S. Treasury to provide certain information regarding such institution’s account holders and owners of its equity or debt and meets certain other specified requirements or, in the case of a foreign financial institution in a jurisdiction that has entered into an intergovernmental agreement with the United States, complies with the requirements of such agreement. In addition, the legislation imposes a 30% withholding tax on the same types of payments to a non-financial foreign entity unless the entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner and meets certain other specified requirements. In the future, proceeds from the sale or other taxable disposition (including a retirement or redemption) of exchange notes may also become subject to a withholding tax of 30% under FATCA. Until final regulations are issued, however, withholding agents may rely on recently issued proposed regulations that eliminate FATCA withholding on such gross proceeds. Prospective investors should consult their tax advisors regarding this legislation and the proposed regulations.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of interest payments made to a holder of exchange notes, and proceeds from a sale or other taxable disposition (including a retirement or redemption) of exchange notes, unless such holder provides proof of an applicable exemption or provides a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. Any amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, information returns generally will be filed with the IRS in connection with interest payments on the exchange notes and the proceeds from a sale or other taxable disposition (including a redemption or retirement) of the exchange notes, unless the holder provides proof of an applicable exemption from the information reporting rules.

The regulations governing information reporting and backup withholding are complex, and this summary does not completely describe them. Please consult your tax advisor to determine how the applicable regulations will affect your particular circumstances.

The preceding discussion of certain U.S. federal income tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its tax advisor regarding the particular U.S. federal, state, local and foreign tax consequences of acquiring, holding, and disposing of exchange notes, including the consequences of any proposed change in applicable laws.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date and ending on the close of business 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

We will not receive any proceeds from any sale of exchange notes by brokers-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit resulting from any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the old notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

If a tendering holder is not a broker-dealer, the tendering holder, by tendering its old notes in the exchange offer, represents that it acquired the exchange notes in the ordinary course of its business, it is not engaged in, and does not intend to engage in, a distribution of exchange notes and it has no arrangements or understandings with any person to participate in a distribution of the exchange notes. If a tendering holder is a broker-dealer that will receive exchange notes for its own account in exchange for old notes, it represents that the old notes to be exchanged for exchange notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus, as required by law, in connection with any resale of such exchange notes; however, by so acknowledging and by delivering a prospectus, the tendering holder will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended November 24, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the exchange notes will be passed upon for us by Orrick, Herrington & Sutcliffe LLP, San Francisco, California.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information in other documents that we file with it, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede information in this prospectus. The documents listed below, and any future filings we make with the SEC under the Exchange Act prior to the termination or completion of the offering of exchange notes, are being incorporated herein by reference (other than those portions of these documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K):

•	Annual Report on Form 10-K for the fiscal year ended November 24, 2019;

•	Quarterly Reports on Form 10-Q for the three months ended February 23, 2020 and May 24, 2020; and

•	Current Reports on Form 8-K filed on January 14, 2020, January 31, 2020, April 7, 2020, April 10, 2020, and April 17, 2020.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all documents incorporated by reference in this prospectus (including exhibits specifically incorporated by reference in those documents). Written or telephone requests should be directed to:

Levi Strauss & Co.

1155 Battery Street

San Francisco, California 94111

Attention: Investor Relations

Telephone: (800) 438-0349 or (415) 501-6000

To obtain timely delivery of any of our filings, agreements or other documents, you must make your request to us no later than five business days before the expiration date of the exchange offer.

LEVI STRAUSS & CO.

Offer to Exchange

all outstanding unregistered 5.00% Senior Notes due 2025

($500,000,000 aggregate principal amount outstanding)

for

5.00% Senior Notes due 2025

($500,000,000 aggregate principal amount)

which have been registered under the Securities Act of 1933

PROSPECTUS

July 13, 2020